Exhibit 10.1
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 21, 2024 (the “Closing Date”) and is entered into by and among NEUEHEALTH, INC., a Delaware corporation (formerly known as BRIGHT HEALTH GROUP, INC.) (“Company”), each other Original Borrower, and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), the Original Guarantor, each Additional Guarantor from time to time party hereto, the several banks and other financial institutions or entities from time to time party hereto as lenders (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacities, including any successors and assigns, “Agent”).
RECITALS
A.    Loan Parties have requested Lenders make available to Borrower up to four (4) tranches of term loans in an aggregate principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) (the “Term Loans”); and
B.    Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Loan Parties, Agent and Lenders agree as follows:
SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
1.1When used herein, the following capitalized terms shall have the following meanings:
“1940 Act” has the meaning given to it in Section 5.6(b).
“Account Control Agreement(s)” means any agreement entered into by and among Agent, the applicable Loan Party and a third-party bank or other institution (including a Securities Intermediary) in which the applicable Loan Party maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Company.
“ACO REACH Deficit Obligation” means any and all amounts owed by Company or any of its Subsidiaries in connection with the ACO REACH Model for Performance Years 2023 and earlier, including without limitation any “Shared Losses” or “Other Monies Owed” (as such terms are defined in the ACO REACH Model Participation Agreement) and any interest assessed by CMS on such amounts pursuant to 42 C.F.R. § 405.378.
“ACO REACH Model” means the Accountable Care Organization Realizing Equity, Access and Community Health Model implemented by CMS under section 1115A of the Social Security Act.
“ACO REACH Model Participation Agreement” means the participation agreement(s), as amended, between CMS and NeueHealth Advantage ACO, LLC, NeueHealth Community ACO, LLC, NeueHealth Premier ACO, LLC and, to the extent applicable, Company and any of its other Subsidiaries for participation as an accountable care organization in the ACO REACH Model.
“Acquisition” means any transaction or series of related transactions (including without limitation by way of merger or in licensing arrangement) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business, product line or division or other unit of operation of a Person, or (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of any Loan Party.
“Additional Borrower” means a Person that has delivered a Joinder Agreement pursuant to Section 7.13 and elected to become a ‘Borrower’ thereunder.
“Additional Guarantor” means each Person that has delivered a Joinder Agreement pursuant to Section 7.13 and elected to become a ‘Guarantor’ thereunder.
“Adjusted EBITDA” means, with respect to Company and its consolidated Subsidiaries for any period,
(a) Net Income for such period; plus
(b) without duplication and to the extent deducted in the calculation of Net Income:
(i) Interest Expense for such period; plus
(ii) total depreciation expense for such period; plus
(iii) total amortization expense for such period; plus
(iv) federal, state, local and foreign income tax expenses payable by Company and its Subsidiaries for such period; plus
(v) all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges), including, without limitation, (A) non-cash compensation charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs, and (B) non-cash expenses, losses or charges for such period in connection with (v) non-cash impairment charges or asset write-offs or write-downs related to goodwill and long-lived assets, (w) unrealized losses resulting from mark-to-market accounting in respect of Hedging Agreements, (x) unrealized losses on equity investments, (y) increases in liabilities resulting from mark-to-market accounting in respect of securities underlying derivative securities and (z) unrealized losses on earnouts and other deferred payments (including expenses related thereto) in connection with any Permitted Investment, to the extent required to be included in the calculation of Net Income in accordance with GAAP as an accounting adjustment and to the extent that the actual amount payable or paid in respect of such earn-out or other deferred payment exceeds the liability booked by the applicable Person therefor; plus
(vi) net income (or loss) attributable to discontinued operations for such period, as determined in accordance with GAAP, provided that the aggregate amount of addbacks associated with expenses incurred by Loan Parties that are not entitled to reimbursement from the discontinued operations pursuant to this clause (b)(vi) shall not exceed (A) Five Million Dollars ($5,000,000.00) for any twelve-month period ending on or prior to March 31, 2025, or (B) Two Million Five Hundred Thousand Dollars ($2,500,000) for any twelve-month period ending thereafter, plus
(vii) to the extent expensed, transaction costs, fees and expenses for such period relating to (A) the Loan Documents paid within thirty (30) days after the Closing Date in an aggregate amount not to exceed Three Million Dollars ($3,000,000), plus (B) the negotiation and execution of any amendments, waivers and modifications to the Loan Documents after the Closing Date, plus (C) Acquisitions permitted hereunder that are incurred prior to the date that is ninety (90) days after the consummation of such Acquisition, plus any Permitted Transfer or the incurrence of Permitted Indebtedness; provided, any such addbacks for periods commencing on the Closing Date under this clause (b)(vii)(C) do not exceed Ten Million Dollars ($10,000,000) for any twelve-month period; plus
(viii) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) for such period; provided that the aggregate amount of such restructuring charges or reserves added back pursuant to this clause (b)(viii) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) for any twelve-month period; plus
(ix) (A) losses directly arising from the bankruptcy of the Babylon Medical Group publicly announced in August 2023, and (B) gains on troubled restructurings of Parent and its Subsidiaries; provided, that a Responsible Officer shall have provided a reasonably detailed statement or schedule of such amounts; plus
(x) cash or non-cash compensation charges resulting from long term incentive compensation granted by the Company in May 2024, in an amount not exceeding

Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000) for any twelve-month period; minus
(c) the sum, without duplication of the amounts for such period, but solely to the extent increasing Net Income for such period, of:
(i) any extraordinary gains and any non-cash items of income for such period; plus
(ii) interest income; plus
(iii) software development costs and research development costs, in each case, to the extent capitalized during such period; plus
(iv) any credit for United States federal income taxes or other taxes measured by income taxes or any distribution with respect to the foregoing for such period; plus
(v) unrealized gains resulting from mark-to-market accounting in respect of Hedging Agreements; plus
(vi) capitalized lease payments for such period, so long as any such lease would be classified and accounted for as an operating lease under GAAP as applied immediately prior to January 1, 2019.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower (or Company, on its behalf) to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) in the case of any Loan Party, (i) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of such Loan Party, or (ii) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by such Loan Party with power to vote such securities, (c) in the case of any other Person other than a Loan Party, (i) any Person directly or indirectly owning, controlling or holding with power to vote a majority or more of the outstanding voting securities of such Person, or (ii) any Person a majority or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by such Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), or, as applicable, (b) or (c) of this definition. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the Preamble.
“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Amortization Date” means June 1, 2027.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their respective Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” means any applicable laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Assignee” has the meaning given to it in Section 11.14.
“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.
“Blocked Person” means: (a) any Person listed in the annex to, or that is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned fifty percent or more or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC.
“Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, managing member, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.
“Borrower” has the meaning given to it in the Preamble.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold or that are under clinical investigation or development by any Loan Party or any of its Subsidiaries or which any Loan Party or any of their respective Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively.

“Borrower’s Books” means Borrower’s or any Loan Party’s books and records including ledgers, records regarding any Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“BHCC” means Bright Health Company of California, Inc., a California corporation.
“BHCF” means Bright Health Insurance Company of Florida, a Florida corporation.
“BHCI” means Bright Health Insurance Company of Illinois, an Illinois corporation.
“BHCT” means Bright HealthCare Insurance Company of Texas, a Texas corporation (in receivership).
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code that is owned, within the meaning of Section 958(a) of the Code, by a United States shareholder within the meaning of Section 951(b) of the Code.
“CFC Holdco” means a Subsidiary that has no material assets other than the Equity Interests or the Equity Interests and Indebtedness or one of more CFCs or CFC Holdcos.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended) excluding NEA, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Company cease to be composed of individuals (i) who were members of that Board of Directors on the first (1st) day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors; (c) NEA collectively sells, disposes or divests of twenty percent (20.0%) or more of the ordinary voting power owned or controlled by NEA as of the Closing Date for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); or (d) at any time, Company shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Company (other than any Joint Venture Company or as permitted by Section 7.8 or 7.9 or as otherwise not prohibited under this Agreement) free and clear of all Liens (other than Permitted Liens).
“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.
“Claims” has the meaning given to it in Section 11.11(a).
“Closing Date” has the meaning given to it in the Preamble.
“CMG” means Centrum Medical Group, PLLC, a professional limited liability company organized under the laws of Texas.
“CMH” means Centrum Medical Holdings, LLC, a Delaware limited liability company.
“CMS” means The Centers for Medicare and Medicaid Services, or any successor Governmental Authority thereto.
“CMS Liable Insurance Subsidiary” means (a) prior to the complete satisfaction of the CMS Settlement, BHCT, BHCF, BHCI and BHCC, and (b) thereafter, nil.
“CMS Settlement” means agreements between CMS and the Company and/or any of its Subsidiaries concerning the obligation to repay CMS for any payment obligation owed by Company and/or any of its Subsidiaries in connection with the risk-adjustment program set forth in the Public Law No. 111-148 (2010) (Patient Protection and Affordable Care Act), as amended, including as set forth in the letters titled (a) “RE: Bright HealthCare Insurance Company of Texas Repayment Plan Approval and Letter of Agreement” dated September 14, 2023 by and between CMS and BHCT, (b) “RE: Bright Health Insurance Company of Florida (BHIC-FL) Repayment Plan Approval and Letter of Agreement” dated September 14, 2023 by and between CMS and BHCF, (c) “RE: Bright Health Insurance Company of Illinois (BHIC-IL) Repayment Plan Approval and Letter of Agreement” dated September 14, 2023 by and between CMS and BHCI, and (d) “RE: Bright Health Insurance Company (BHIC-CO) Repayment Plan Approval and Letter of Agreement” dated September 14, 2023 by and between CMS and BHCC, in each case, as amended, restated, supplemented or modified from time to time. For the avoidance of doubt, the CMS Settlement is inclusive of any and all interest assessed by CMS pursuant to 45 C.F.R. § 30.18 with respect to the CMS Settlement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning given to it in Section 3.1.
“Collateral Agreement” means (a) any Management Agreements or any other Management Documents, and (b) in the case of a Joint Venture Company, its Organizational Documents.

“Collateral Assignment” means (a) any and all Collateral Assignments of Collateral Agreements (to which a Loan Party to party thereto) entered into by a Loan Party in favor of Agent on or about the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (b) any Collateral Assignment of any Collateral Agreements (to which a Loan Party to party thereto) executed after the Closing Date by a Loan Party in favor of the Agent, on behalf of the Lenders in accordance with this Agreement.
“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and the other Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against a Loan Party under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.
“Company” has the meaning given to it in the Preamble.
“Compliance Certificate” means a certificate in the form attached hereto Exhibit E.
“Confidential Information” has the meaning given to it in Section 11.13.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other payment obligation of another Person, including any such payment obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and “Controlling” and “Controlled” have meanings correlative thereto.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, arising under the laws of the United States of America or of any other country.
“Corporate Integrity Agreement” is an agreement executed by the OIG and healthcare providers and other entities as part of the settlement of federal healthcare program investigations arising under a variety of civil false claims statutes.
“Debtor Relief Laws” is the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.
“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests) pursuant to a sinking fund obligation or otherwise on or before the date falling one hundred eighty (180) days after the Term Loan Maturity Date at the time such Equity Interests are issued (it being understood that if any such redemption is in part only such part coming into effect before one hundred eighty (180) days before the Term Loan Maturity Date shall constitute Disqualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations (other than Surviving Obligations)), (b) are redeemable at the option (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations (other than Surviving Obligations)) of the holder thereof (other than solely for Qualified

Equity Interests), in whole or in part on or before the date falling one hundred eighty (180) days after the Term Loan Maturity Date at the time such Equity Interests are issued, (c) provide for scheduled payments of dividends in cash or cash equivalents on or before the date falling one hundred eighty (180) days after the Term Loan Maturity Date at the time such Equity Interests are issued, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date; provided that if such Equity Interests are issued pursuant to any plan for the benefit of any employee, officer, director, manager or consultant of a Loan Party, any Subsidiary thereof, or any Physician Group or by any such plan to such employee, officer, director, manager or consultant, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by a Loan Party, any Subsidiary thereof, or any Physician Group in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer director, manager or consultant.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Due Diligence Fee” means Fifty Thousand Dollars ($50,000), which fee has been paid to Agent and received by Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.
“End of Term Charge” has the meaning given to it in Section 2.6.
“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against a Loan Party also is an Enforcement Action.
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Event of Default” has the meaning given to it in Section 9.
“Excluded Accounts” means any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (a) Deposit Accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of a Loan Party’s employees holding an aggregate amount across all such accounts of not more than amounts needed for the then next two (2) payroll cycles, (b) any Deposit Account which is a zero-balance disbursement account, (c) any Deposit Account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, (d) any Deposit Account which is solely used as a trust account, escrow account, or other fiduciary account, and (e) the Governmental Collection Accounts.
“Excluded Assets” has the meaning given to it in Section 3.2.
“Excluded Subsidiary” means any direct or indirect Subsidiary of any Loan Party that is (a)(i) a Foreign Subsidiary, (ii) a CFC or any Subsidiary that is a direct or indirect Subsidiary of a CFC, or (iii) a CFC Holdco, in each case to the extent that: (x) the pledge of all of the Equity Interests of such Subsidiary as Collateral, (y) the guarantee by such Subsidiary of the Secured Obligations, or (z) the execution of a Joinder Agreement by such Subsidiary, would result in material adverse tax consequences to a Loan Party (as reasonably determined by Company), (b) a non-profit corporation (including NeueHealth Networks of Texas, Inc., a Texas non-profit corporation, for so long as it remains a non-profit corporation), (c) an Insurance Subsidiary, or (d) a Joint Venture Company.
“Exclusion Event” means an event or events resulting in the exclusion of a Loan Party from participation in any Medical Reimbursement Program.
“Financial Statements” has the meaning given to it in Section 7.1.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Governmental Account Debtor” means an account debtor making payments under Medicare, Medicaid, TRICARE and any other healthcare program operated by or financed in whole or in part by any federal, state or local government (but specifically excluding Medicare Advantage plans).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, or registration, required by or issued by or from any Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions on behalf of any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.
“Governmental Collection Account” means any bank account in the name of a Loan Party, Subsidiary thereof or any Physician Group which collects the proceeds of any accounts owing from Governmental Account Debtors.
“Governmental Healthcare Receivables” means any and all rights to payment from Medicare, Medicaid, TRICARE and any other health care program operated by or financed in whole or in part by any federal, state or local government (but specifically excluding Medicare Advantage plans).
“Guarantor” means Original Guarantor or an Additional Guarantor.
“Guaranty” means the guarantee of the Secured Obligations provided by the Guarantors under Section 12.
“Healthcare Laws” means all applicable healthcare and health insurance Requirements of Law governing the operations, activities or services of the business of the Loan Parties or any Subsidiary, including without limitation: (a) all applicable Requirements of Law relating to: (i) billing and collection and utilization review practices relating to the payment for and provision of healthcare services, or (ii) operation and management of a managed care entity, an accountable care organization, independent practice association or equivalent provider network organization, value-based enterprise, risk-bearing entity, risk-sharing models or equivalent models that engage in provider rate negotiation or provider network development, including 42 C.F.R. Part 425, the ACO REACH Model Participation Agreement and other mandatory guidance and instructions for the ACO REACH Model, and applicable healthcare and insurance Requirements of Law related to the same; (b) all applicable Requirements of Law governing the corporate practice of medicine, patient brokering, patient healthcare, patient abuse, clinical personnel and fee splitting, (c) all applicable federal and state fraud and abuse laws, including, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7), and the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); (d) HIPAA; 42 CFR Part 2, and any applicable equivalent state counterpart thereof the purpose of which is to ensure the privacy and security of individually identifiable health information or patient healthcare information; (e) applicable Requirements of Laws governing government healthcare programs, including the Medicare Regulations and the Medicaid Regulations; (f) applicable Requirements of Law regulating pharmacies and the practice of pharmacy; (g) applicable state controlled substance Requirements of Law, the Controlled Substances Act, 21 U.S.C. § 801 et seq.; (h) the Clinical Laboratory Improvement Act (42 U.S.C. §§ 263a et seq.); (i) applicable Requirements of Law regulating the provision of free or discounted healthcare or health services; (j) healthcare quality and safety Requirements of Law of HHS and other applicable state Governmental Authorities; (k) all applicable Requirements of Law pursuant to which Healthcare Permits are issued; each of (a) through (k) as may be amended from time to time and the regulations promulgated pursuant to each such law.
“Healthcare Permit” means all Governmental Approvals, variances, certifications, or other authorization or approval by a Governmental Authority required under Healthcare Laws applicable to the business of a Loan Party.
“Hedging Agreement” means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect Company or its Subsidiaries against fluctuation in interest rates, currency exchange rates or commodity price.
“Hercules” has the meaning given to it in the Preamble.
“HHS” has the meaning set forth in the definition of “OIG.”
“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.
“Indebtedness” means, without duplication: (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, banker’s acceptances or similar instruments and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all obligations to purchase, redeem, retire or defease Disqualified Equity Interests, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts (to the extent such obligation is reflected as a liability on the balance sheet in accordance with GAAP (other than those arising in the ordinary course of business, and excluding (i) customary indemnification obligations in connection with Permitted Transfers or Permitted Investments, and (ii) ordinary course compensation related arrangements entered into with any physician group), (f) net obligations in respect of Hedging Agreements, (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations (in the case of letters of credit, to the extent drawn upon).
“Indemnified Person” has the meaning given to it in Section 6.3.
“Information Privacy and Security Laws” means all Requirements of Law applicable to the Loan Parties’ business that regulate the privacy, security, collection, storage, use, disclosure, retention, transfer or processing of Personal and Protected Information, and all regulations promulgated thereunder, including, the Genetic Information Nondiscrimination Act of 2008 (42 U.S.C. § 2000ff) and its implementing regulations, the Federal Trade Commission Act, including the Health Breach Notification Rule (16 C.F.R. Part 318), the CAN-SPAM Act, the

Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state data security laws, state genetic information laws, state social security number protection laws, state consumer protection laws, state data breach notification laws, and applicable laws concerning minimum security requirements or requirements for website privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing). For the avoidance of doubt, Information Privacy and Security Laws do not include Healthcare Laws.
“Initial Facility Charge” means Three Hundred Thousand Dollars ($300,000), which is payable to Lenders in accordance with Section 4.1(i).
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other federal or state bankruptcy, liquidation, rehabilitation, conservation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Insurance Business” means the business conducted by each Insurance Subsidiary, including without limitation with respect to any commercial health plans or prescription drug plans, Medicare Advantage and/or Medicare Part D prescription drug benefit products, Medicaid managed care plans or similar agreements with State Medicaid agencies, and other managed care, insurance and health benefit programs and administrative services, offered through, by or on behalf of any such Insurance Subsidiary.
“Insurance Subsidiary” means each of the Company’s Affiliates listed in Annex C attached hereto.
“Intellectual Property” means all of a Loan Party’s Copyrights, Trademarks, Patents, in-bound Licenses, trade secrets and inventions, and mask works, all of a Loan Party’s applications therefor and reissues, extensions, or renewals thereof, together with such Loan Party’s rights to sue for past, present and future infringement of Intellectual Property.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between Loan Parties party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Interest Expense” means for any period, total cash interest expense (including that attributable to capital lease obligations) of Company and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Investment” means (a) any beneficial ownership (including stock, partnership interests, limited liability company interests, or other equity securities or ownership interests) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreements” means for each Subsidiary required to join as an Additional Borrower or a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.
“Joint Venture Company” means (a) any Subsidiary of Company from time to time that is a bona fide joint venture that is (i) involved in the same or similar line of business as the Loan Parties, and (ii) not created for the primary purpose to avoid such Subsidiary’s obligation to grant a Lien over its Collateral, nor to release any Loan Party from such obligations, which as of the Closing Date includes the Company’s Affiliates listed in paragraph 1 of Annex B attached hereto, and (b) any Subsidiary of any of the foregoing Persons, which as of the Closing Date includes the Company’s Affiliates listed in paragraph 2 of Annex B attached hereto.
“Joint Venture Counterparty” means (a) in relation to PMAF, PMA II, LLC, a Delaware limited liability company, (b) in relation to CMH, RRD Healthcare, LLC, a Florida limited liability company, or (c) in relation to any other Joint Venture Company (excluding Persons falling under clause (b) of the definition of Joint Venture Company), each holder of its Equity Interests other than Company or its Subsidiaries.
“Lenders” has the meaning given to it in the Preamble.
“Liabilities” has the meaning given to it in Section 6.3.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests in Intellectual Property.
“Licensed Personnel” means any Person (including any physician or other healthcare professional) employed or contracted by a Loan Party, any Subsidiary of a Loan Party, or a Physician Group who is required by any Governmental Authority to maintain a healthcare or health insurance licensure or certification to perform the business of insurance or the delivery, administration, or management of health care or medical items, services or supplies.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement (including any schedules and exhibits thereto), the Collateral Assignments any promissory note delivered by a Loan Party to any Lender to evidence Advances (if any), the ACH Authorization, the Account Control Agreements, any

Joinder Agreement, all UCC Financing Statements, the Subordination Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, and any other documents executed by a Loan Party in favor of the Agent or any Lender in connection with the foregoing, as the same may from time to time be amended, modified, supplemented or restated but in all cases excluding the Warrant.
“Loan Party” means a Borrower or a Guarantor.
“Management Agreements” means, collectively, any business support services agreement or similar management or professional services agreement, including all exhibits thereto (including, without limitation, all HIPAA business associate agreements), between a Loan Party or any of its Subsidiaries and a Physician Group pursuant to which such Loan Party or Subsidiary provides certain administrative services to such Physician Group in connection with the provision by such Physician Group of medical or related services to their respective clinic clients.
“Management Documents” means, collectively, the Management Agreements and any stock transfer restriction agreements, succession agreements, membership interest transfer restriction agreements or option agreements (including any replacement agreements of the same) between a Loan Party or any of its Subsidiaries and a Physician Group and all other agreements, documents, schedules, exhibits, and instruments attached thereto, and to which such Loan Party or Subsidiary is a party or which was executed for the benefit of such Loan Party or Subsidiary, in each case, as in effect as of the Closing Date, or entered into thereafter in accordance with the terms of this Agreement, and as amended, restated, supplemented or otherwise modified from time to time as permitted by the terms of this Agreement. Including, but not limited to, any revolving credit agreements or security agreements.
“Margin Stock” means any “margin stock” as defined in Regulation U.
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Loan Parties, Subsidiaries of the Loan Parties, or the Physician Group, taken as a whole; or (ii) the ability of the Loan Parties (taken as a whole) to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the ability of Agent or Lenders to enforce any material portion of their respective rights or remedies, taken as a whole, with respect to the Secured Obligations; or (iv) a material part of the Collateral or Agent’s Liens on the Collateral or the priority of such Liens other than, in the case of the preceding clause (iii) and this clause (iv), to the extent resulting solely from any actions or inactions on the part of Agent and/or any Lender (where applicable, despite timely receipt of information regarding any Loan Party as required by this Agreement).
“Material Agreement” means any agreement or other contractual arrangement, the termination of which before the end of its stated term would be reasonably expected to result in a Material Adverse Effect, individually or in the aggregate.
“Maximum Rate” has the meaning given to it in Section 2.3.

“Maximum Term Loan Amount” means One Hundred Fifty Million and No/100 Dollars ($150,000,000).
“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.
“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal regulations, and orders of all federal Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above; and (iii) all state statutes, and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all state regulations and orders of all state Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.
“Medical Reimbursement Programs” means a collective reference to Medicare, Medicaid and any other healthcare program operated by or financed in whole or in part by any domestic federal, state or local government and any other non-government funded third party payor programs.
“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at 42 U.S.C. Section 1395, et seq., as amended, and any statute succeeding thereto.
“Medicare Advantage” has the meaning assigned to such term in the Medicare Regulations.
“Medicare Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; and (ii) all applicable provisions of all regulations, manuals, bulletins, and orders promulgated by the applicable Governmental Authorities (including the Centers for Medicare & Medicaid Services (“CMS”), the OIG, HHS, or any Governmental Authority that is a successor agency to CMS, OIG or HHS) pursuant to the statutes described in clause (i) above or otherwise having the force of law, as each may be amended, supplemented or otherwise modified from time to time.
“MPHC” means Medical Practice Holding Company, LLC, a Delaware limited liability company.
“MPHC II” means Medical Practice Holding Company II, LLC, a Delaware limited liability company

“NEA” means NEA Management Company, LLC, a Delaware limited liability company and its Control Investment Affiliates.
“NEA Credit Agreement” means that certain Credit Agreement, dated as of August 4, 2023, by and among Company, NEA 18 Venture Growth Equity, L.P., a Delaware limited partnership, and the other financial institutions from time to time party thereto, as amended, restated, supplemented or modified from time to time.
“Net Income” means for any period, the consolidated net income (or loss) of Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or one of its Subsidiaries, (b) the income (or deficit) of any such Person (other than a Subsidiary of Company) in which Company or one of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Company or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Non-Disclosure Agreement” means that certain Confidentiality Agreement by and between the Company and Hercules Capital, Inc., a Maryland corporation, dated as of February 16, 2024.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained by OFAC pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“OIG” means The Office of Inspector General of the United States Department of Health and Human Services (“HHS”) and any successor thereof.
“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto, and (d) if such Person is a Joint Venture Company, its shareholders agreements, joint venture agreements or similar binding agreements relating to any Joint Venture Company.
“Original Borrower” means each of the Company’s Affiliates listed on Annex A attached hereto.

“Original Guarantor” means NEUEHEALTH PARTNERS TEXAS RBE, LLC, a Delaware limited liability company.
“Participant Register” has the meaning given to it in Section 11.8.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement a Loan Party now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.
“Payment Date” has the meaning given to it in Section 2.2(e).
“Perfection Certificate” means each completed certificate entitled “Perfection Certificate”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company (as amended pursuant to the terms of this Agreement).
“Permitted Indebtedness” means:
(i)Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;
(ii)Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(iii)Indebtedness in an aggregate principal amount of up to Four Million Dollars ($4,000,000) outstanding at any time secured by a Lien described in clause (vii) of the defined term of “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment, software or other Intellectual Property financed with such Indebtedness;
(iv)Indebtedness to trade creditors incurred in the ordinary course of business (not more than one hundred twenty (120) days overdue);
(v)Indebtedness incurred in the ordinary course of business (A) with corporate credit cards, credit card processing services, employee credit card programs, debit cards, stored value cards, purchase cards (including so “P-cards”) or other similar cash management services in an aggregate principal outstanding amount not to exceed Two Million Dollars ($2,000,000) at any time, and (B) in respect of netting services, overdraft protections, automatic clearinghouse arrangements, and other cash management and similar arrangements;
(vi)Indebtedness that also constitutes a Permitted Investment or is secured by a Permitted Lien;

(vii)Subordinated Indebtedness, including for the avoidance of doubt any Indebtedness arising under the NEA Credit Agreement that is subject to the terms of a Subordination Agreement;
(viii)[reserved];
(ix)other Indebtedness in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) at any time outstanding, provided that the aggregate principal amount of such Indebtedness secured by a Permitted Lien shall not exceed Zero Dollars ($0) prior to the complete satisfaction of the CMS Settlement and the ACO REACH Deficit Obligation, and thereafter, shall not exceed One Million Dollars ($1,000,000);
(x)Indebtedness between or among a Loan Party, any Subsidiary of a Loan Party and any Physician Group, other than any Indebtedness owed by a Loan Party to the Original Guarantor; provided, that such Indebtedness is unsecured and otherwise permitted as a Permitted Investment;
(xi)intercompany Indebtedness of any Loan Party owing to another Loan Party (other than Original Guarantor);
(xii)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(xiii)Indebtedness consisting of financing of insurance premiums in the ordinary course of business;
(xiv)Indebtedness in respect of netting services, overdraft protection and similar arrangements in connection with deposit or securities accounts in the ordinary course of business;
(xv)Indebtedness consisting of (i) guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantees, letters of credit and similar obligations, (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, entered into in the ordinary course of business, and (iii) guarantees with respect to Indebtedness of any Loan Party, any Physician Group or any of their respective Subsidiaries, to the extent that such Person that is obligated under such guaranty could have incurred such underlying Indebtedness;
(xvi)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(xvii)extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased, other than the amount of accrued interest, fees and premiums, if any, or the terms modified to impose materially more burdensome terms upon any Loan Party or Physician Group or their respective Subsidiaries, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness;
(xviii)accrued expenses, deferred rent expense, deferred revenue, deferred Taxes and deferred compensation and customary obligations under employment arrangements in each case incurred in the ordinary course of business;
(xix)customary payables with respect to money orders or wire transfers;
(xx)the mark-to-market value of obligations under any Hedging Agreements incurred in the ordinary course of business;
(xxi)Indebtedness in respect of the CMS Settlement, so long as the Indebtedness under this clause (xxi) does not at any time exceed Two Hundred Eighty Million Dollars ($280,000,000), plus the amount of accrued payment-in-kind interest, so long as the rate of such payment-of-kind interest is no greater than such rate as of the Closing Date; and
(xxii)Indebtedness in respect of the ACO REACH Deficit Obligation, so long as the Indebtedness under this clause (xxii) does not exceed Eighty Million Dollars ($80,000,000) at any time.
“Permitted Investment” means:
(i)Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)(A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (C) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, and (D) money market accounts;
(iii)repurchases or redemptions of stock of Company from its former or existing employees, officers, directors or consultants and of any physician investors in a Physician Group under the terms of applicable repurchase agreements or similar agreements at the original issuance price, or the then-current market value, of such securities which are (A) paid in full from proceeds of sale of Company’s Qualified Equity Interests, (B) satisfied by issue of Subordinated Indebtedness to such Persons, (C) paid in Cash with the prior written consent of Agent in Agent’s sole and absolute discretion, or (D) in an amount not to exceed Zero Dollars ($0) (or after the complete satisfaction of the CMS Settlement and the ACO REACH Deficit Obligation, Three Million Dollars ($3,000,000)) during the term of this Agreement, provided that no Event of Default has occurred and is continuing or would exist after giving effect to the repurchases under this clause (D);
(iv)Investments in connection with Permitted Transfers;
(v)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Loan Party’s business;
(vi)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subsection (vi) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;
(vii)Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Company pursuant to employee stock purchase plans or other similar agreements approved by Company’s Board of Directors;
(viii)Investments consisting of: (A) travel advances and employee relocation loans in the ordinary course of business, and (B) loans to employees, officers, managers or directors relating to the purchase of equity securities of Company pursuant to employee stock purchase plans or agreements approved by Company’s Board of Directors or similar governing body; not to exceed One Million Dollars ($1,000,000) in the aggregate for (A) and (B), collectively, at any time;
(ix)Investments (A) by a Loan Party in or to another Loan Party (other than Original Guarantor), and (B) by any Loan Party in any Subsidiaries (other than Excluded Subsidiaries), provided that each such Subsidiary enters into a Joinder Agreement in accordance with Section 7.13;
(x)joint ventures or strategic alliances in the ordinary course of a Loan Party’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by the Loan Parties do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year;
(xi)advances to Physician Groups in an amount not to exceed (A) an approximate amount necessary to fund payroll, real estate leases, fees and other operating expenses for a two (2) month period, and (B) amounts of accrued management fees in accordance with the Management Agreements;
(xii)advances to or Investments in any Joint Venture Company in the ordinary course of business, so long as the advances and Investments made pursuant to this clause (xii) does not at any time exceed the sum of all dividends and other distributions made by the Joint Venture Companies to the Loan Parties (excluding all costs, Taxes and other deductions payable with respect to such distributions) in the trailing three-month period ending on the last day of the most recently ended calendar month;
(xiii)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Loan Parties;
(xiv)Investments consisting of Deposit Accounts permitted by this Agreement;
(xv)to the extent constituting Investments, (A) Permitted Transfers, and (B) transactions permitted under clauses (v)(B),(xi),(xiii), (xiv) and (but only in relation to the preceding clauses) (xvii) of the definition of Permitted Indebtedness;
(xvi)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;
(xvii)additional Investments that do not exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding;
(xviii)to the extent constituting Investments, deposits made in connection with the occurrence of actions permitted under clause (vi), (xii) and (xiv) of the definition of Permitted Liens;
(xix)Investments by a Specified Investment Subsidiary (A) that are contributed, directly or indirectly, to another Insurance Subsidiary for application towards discharge of the CMS Settlement, or (B) with the prior written consent of Agent; provided that, in each case, such Investment is permitted by an insurance regulatory authority under applicable insurance regulatory laws;
(xx)Investments by an Insurance Subsidiary in accordance with its investment policy and consistent with past practice, so long as such investment policy (A) has been approved by its Board of Directors, (B) is consistent with applicable law, and (C) is in effect as of the Closing Date, or has been amended, restated, supplemented or otherwise modified with the prior written consent of Agent, acting in its sole discretion; and
(xxi)Investments in or acquisitions of any medical clinic or Physician Group in an aggregate amount, less the aggregate amount of Cash and accounts receivable of such medical clinic or Physician Group, not to exceed Three Million Dollars ($3,000,000) in any fiscal year of Company.
“Permitted Liens” means:
(i)Liens in favor of Agent or Lenders;
(ii)Liens existing on the Closing Date which are disclosed in Schedule 1C;

(iii)Liens for Taxes, fees, assessments or other governmental charges or levies, either not yet due or that are being contested in good faith by appropriate proceedings diligently conducted; provided, that adequate reserves are maintained therefor on Borrower’s Books in accordance with GAAP;
(iv)Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(v)Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(vi)the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(vii)Liens on Equipment or software or other intellectual property constituting purchase money Liens and other Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;
(viii)Liens incurred in connection with Subordinated Indebtedness;
(ix)leasehold interests in leases or subleases and licenses (other than with respect to Licenses not constituting a Permitted Transfer) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(x)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(xi)Liens on insurance proceeds securing the payment of financed insurance premiums that are paid on or before the date they become due and payable (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(xii)statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;

(xiii)easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(xiv)(A) Liens on Cash securing obligations permitted under clause (viii) of the definition of “Permitted Indebtedness” securing a principal amount of up to 105% of the amount of such Indebtedness, (B) security deposits in connection with real property leases entered into in the ordinary course of business, and (C) Liens securing Indebtedness under clause (xv)(ii) of the definition of “Permitted Indebtedness” securing a principal amount of up to 105% of the amount of such Indebtedness;
(xv)Liens that qualify as Permitted Transfers;
(xvi)Liens imposed by Requirements of Law or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (including leases, sub-leases and licenses of real property), government contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds and other obligations of a like nature incurred in each case in the ordinary course of business;
(xvii)Liens arising from precautionary UCC financing statements relating to operating leases, finance leases and similar arrangements;
(xviii)Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xviii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase;
(xix)Liens securing obligations to vendors entered into in the ordinary course of business; provided that (A) such Liens attach to specific, and not substantially all of the, assets of Company or, as applicable, its Subsidiary, and the aggregate principal amount of outstanding Indebtedness or other obligations secured by such Liens does not exceed Two Hundred Fifty Thousand Dollars ($250,000); and
(xx)Liens securing obligations under clause (xv) of the definition of Permitted Indebtedness.
“Permitted Transfers” means:
(i)sales of Inventory in the ordinary course of business;
(ii)licenses and similar arrangements for the use of or otherwise granting any right under any Intellectual Property in the ordinary course of business on an arms’ length basis, including in connection with business development transactions, co-development or co-promotion transactions, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that are not exclusive or could not reasonably result in a legal transfer of title of the licensed property, that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business;
(iii)Transfers by and among Loan Parties (other than a Transfer by a Loan Party to Original Guarantor);
(iv)Transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;
(v)dispositions of worn-out, obsolete or surplus Equipment in the ordinary course of business;
(vi)the abandonment, cancellation, allowing to lapse, or other disposition of Trademarks or Trademark Licenses that are no longer used or useful to the Insurance Business of the Loan Parties or are no longer economically practicable to maintain;
(vii)to the extent constituting Transfers, Transfers in connection with Permitted Indebtedness, Permitted Liens, Permitted Investments and as contemplated under Sections 7.7, 7.9 and 7.23;
(viii)leasing or subleasing assets in the ordinary course of business;
(ix)settlement or write-off of accounts receivable or sale, discount or compromise of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;
(x)other Transfers of assets having a fair market value of not more than One Million Dollars ($1,000,000) in the aggregate in any fiscal year; and
(xi)any transfers required pursuant to the terms of any Organizational Documents of any Joint Venture Company as in effect on the Closing Date, as amended, supplemented or otherwise modified from time to time to the extent in a manner that is not materially adverse to the interests of the Lenders in their capacities as such.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Personal and Protected Information” shall mean any information, in any form, that: (i) is collected, used, disclosed, processed, or retained by a Loan Party with respect to such Loan Party’s business and is protected as “personal information,” “personal data,” “personally identifiable information” or an equivalent term under a contract to which a Loan Party is a party, including information regarding any of the Loan Party’s business’ customers, suppliers, employees, and agents, that relates to an identifiable individual person such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, or credit information; or (ii) is governed, regulated or protected by one or more Information Privacy and Security Laws. For the avoidance of doubt, Personal and Protected Information does not include information governed by Healthcare Laws.
“Physician Group” means each of (a) Associates MD Medical Group, Inc., a Delaware corporation, (b) PMAFH, (c) CMG, and (d) any other professional corporation, professional limited liability company or other professional practice entity, from time to time party to a Management Document, of which Agent has been duly notified and the terms of which comply with the requirements set forth in this Agreement.
“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between each Loan Party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“PMAF” means Premier Medical Associates of Florida, LLC, a Delaware limited liability company.
“PMAFH” means Premier Medical Associates of Florida Healthcare, P.A., a professional association organized under the laws of the state of Delaware
“Prepayment Charge” has the meaning given to it in Section 2.5.
“Prime Rate” means the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.
“Publicity Materials” has the meaning given to it in Section 11.19.
“Qualified Cash” means an amount equal to (a) the aggregate amount of each Loan Party’s unrestricted Cash held in accounts in the United States subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash Payables Amount.
“Qualified Cash Payables Amount” means the amount of the Loan Parties’ trade payables under GAAP not paid after the 90th day following the invoice for such account payable.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Receivables” means (i) all of the Loan Parties’ Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Register” has the meaning given to it in Section 11.7.
“Regulation T” means Regulation T of the Federal Reserve Board.
“Regulation U” means Regulation U of the Federal Reserve Board.

“Regulation X” means Regulation X of the Federal Reserve Board.
“Remaining Term PIK Toggle Election” means the Company’s election, which may be made at any time after the Year-1 PIK Toggle Period, upon which election (a) up to two and one-half of one percent (2.50%) of Term Loan PIK Interest then accrued (as elected by Company) shall be transferred to Term Loan Cash Interest (such percentage, the “Remaining Toggled Percentage”), (b) the Term Loan Cash Interest Rate shall be increased by the percentage equal to the Remaining Toggled Percentage for such period on a one-to-one percentage point basis, and (c) the Term Loan PIK Interest Rate shall be reduced by the percentage equal to the Remaining Toggled Percentage for the same period on a one-to-one percentage point basis.
“Remaining Toggled Percentage” has the meaning as set forth in the definition of “Remaining Term PIK Toggle Election.”
“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.
“Restricted License” means any material License or other agreement with respect to which a Loan Party is a party that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such License or agreement or any other property.
“Responsible Officer” is any of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Secretary or Controller of Company.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rights to Payment” has the meaning given to it in Section 3.1.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“Secured Obligations” means Borrower’s payment, reimbursement or other monetary obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.
“Specified Insurance Subsidiary” means an Insurance Subsidiary that is not a CMS Liable Insurance Subsidiary.
“Specified Physician Group” means each Physician Group party to a Management Agreement with any Loan Party or any Subsidiary other than a Joint Venture Company or any direct or indirect subsidiary of a Joint Venture Company.
“State Regulatory Capital” has the meaning given to it in Section 7.1(o).
“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated June 29, 2023 by and among Molina Healthcare, Inc., a Delaware corporation (“Molina”), BHCC, Central Health Plan of California, Inc., a California corporation (“CHP”), Universal Care, Inc. d/b/a Brand New Day, a California corporation (“BND”) and the Company, pursuant to which, among other things, BHCC sold all of its shares of capital stock in CHP and BNP to Molina, as amended by that certain Amendment to Stock Purchase Agreement dated December 13, 2023 by and among Molina, BHCC, CHP, BND and the Company, and as the same is in effect on the Closing Date (or as further amended, restated, supplemented or otherwise modified from time to time with the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed to the extent such amendment is not adverse to Agent or Lenders)).
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations (a) on terms and conditions substantially consistent with the terms of the Subordination Agreement referred to in clause (a) of the definition of Subordination Agreement, or (b) otherwise, satisfactory to Agent in its reasonable discretion and subject to a Subordination Agreement in form and substance satisfactory to Agent in its sole discretion.
“Subordination Agreement” means (a) that certain subordination agreement among the Loan Parties, Agent and the creditors to the NEA Credit Agreement dated as of the Closing Date, and (b) any other subordination agreement entered into after the Closing Date between the Loan Parties, Agent and any creditor party to Subordinated Indebtedness after the Closing Date, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Subsequent Financing” means the closing of any financing by issue of Qualified Equity Interests of Company which is broadly marketed to multiple investors and becomes effective after the Closing Date.
“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which a Loan Party owns or controls, either directly or indirectly, fifty percent (50.0%) or more of the outstanding voting securities, including each entity listed on Annex 1 hereto; provided, that (a) no Physician Group shall be deemed to be a Subsidiary of a Loan Party for purposes of this Agreement, and (b) each Joint Venture Company shall be deemed to constitute a Subsidiary.
“Surviving Obligations” means Secured Obligations that are inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment”, “Tranche 2 Commitment”, “Tranche 3 Commitment” or “Tranche 4 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.
“Term Loan” means any Term Loan Advance made under this Agreement.
“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance and any other funds advanced under Section 2.2(a).
“Term Loan Cash Interest” means the amount (if any) of interest accrued in respect of any Advances pursuant to the Term Loan Cash Interest Rate.
“Term Loan Cash Interest Rate” means, for any day, a per annum rate of interest equal to the greater of (a) (i) the Prime Rate plus (ii) one and three-twentieths of one percent (1.15%), and (b) nine and thirteen-twentieths of one percent (9.65%).
“Term Loan Maturity Date” means June 1, 2028; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately subsequent Business Day.
“Term Loan PIK Interest” means the amount (if any) of interest accrued pursuant to the Term Loan PIK Interest Rate added to principal pursuant to Section 2.1(d)(ii).
“Term Loan PIK Interest Rate” means, for any day, a per annum rate of interest equal to two and one-half of one percent (2.50%).
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof, and all goodwill associated therewith or symbolized thereby.
“Tranche” means the Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, and/or Tranche 4 Advance, as applicable.
“Tranche 1 Advance” has the meaning given to it in Section 2.2(a).
“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 2 Advances” has the meaning given to it in Section 2.2(a).
“Tranche 2 Availability Period” means the period commencing on the Tranche 2 Milestone Date and ending on December 31, 2024.
“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 2 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 2 Milestone Date” means the later of (a) November 10, 2024 and (b) the first date on which (i) the Company has achieved the “Consolidation Condition” or the “2025 Stars Condition”, in each case, as defined in the Stock Purchase Agreement, and (ii) there has been no material adjustments to the expected payment amount of the “Consolidation and Adjustment Escrow Amount” (as defined in the Stock Purchase Agreement) after giving effect to the “CHP Enrollee Adjustment” (as defined in the Stock Purchase Agreement), if any; in each case, based upon written evidence provided to, reviewed and approved by Agent in its reasonable discretion.
“Tranche 3 Advances” has the meaning given to it in Section 2.2(a).
“Tranche 3 Availability Period” means the period commencing on the Tranche 3 Milestone Date and ending on September 15, 2025. Notwithstanding the generality of the foregoing, following Company’s written request and conditioned on approval by the Lenders’ investment committee in its sole discretion, the Tranche 3 Availability Period may commence on such earlier date as the Agent shall designate in writing.
“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 3 Milestone Date” means the later of (a) February 15, 2025 and (b) the first date on which (i) the Company has satisfied in full the CMS Settlement and the ACO REACH Deficit Obligation, and (ii) after giving effect to the aforementioned clause (i) and the draw down in full of the available Tranche 3 Advances, the Loan Parties maintain Qualified Cash in an amount greater than or equal to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000); in

each case, based upon written evidence provided to, reviewed and approved by Agent in its reasonable discretion.
“Tranche 4 Advances” has the meaning given to it in Section 2.2(a).
“Tranche 4 Availability Period” means the period commencing on the Closing Date and ending on the Amortization Date.
“Tranche 4 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 4 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche Facility Charge” means with respect to any Tranche 2 Advance, Tranche 3 Advance or Tranche 4 Advance, one percent (1.00%) of such Advance, which is payable, in each case, to Lenders in accordance with Section 4.2(d).
“Transfer” has the meaning given to it in Section 7.8.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Undrawn Commitment” means as to any Lender, the sum of (a) such Lender’s undrawn Tranche 2 Commitment, if any, following the expiration of the Tranche 2 Availability Period, plus (b) such Lender’s undrawn Tranche 3 Commitment, if any, following the expiration of the Tranche 3 Availability Period.
“Warrant” means any warrant entered into in connection with the Loan in accordance with this Agreement, as may be amended, restated or modified from time to time.
“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing one hundred percent (100%) of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.
“Year-1 Cash Percentage” has the meaning as set forth in the definition of “Year-1 PIK Toggle Election.”

“Year-1 PIK Toggle Election” means Company’s election, which may be made during the Year-1 PIK Toggle Period, upon which election, (a) one and nine-tenths of one percent (1.90%) of Term Loan Cash Interest then accrued (as elected by Company) (such percentage, the “Year-1 Cash Percentage”) shall be transferred to two and one-twentieth of one percent (2.05%) of Term Loan PIK Interest for such period (such percentage, the “Year-1 PIK Percentage”), (b) the Term Loan Cash Interest Rate shall be reduced by the percentage equal to the Year-1 Cash Percentage for such period, and (c) the Term Loan PIK Interest Rate shall be increased by the Year-1 PIK Percentage for such period.
“Year-1 PIK Percentage” has the meaning as set forth in the definition of “Year-1 PIK Toggle Election.”
“Year-1 PIK Toggle Period” means the period commencing on the Closing Date and ending on the date that is twelve (12) months after the Closing Date.
1.2[Reserved].
1.3Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the Closing Date, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the Closing Date, consistently applied; provided, that notwithstanding the foregoing (a) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, and (b) for purposes of determining compliance with any covenant contained herein, Indebtedness of any Loan Party or Physician Group or any of their respective Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.4If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Company or the Required Lenders shall so request, Agent, Lenders and Company shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP (other than for purposes of the delivery of, or representations regarding, financial statements prepared in accordance with GAAP).
1.5Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.
1.6Unless otherwise expressly provided herein, if any delivery or other performance obligation (other than payments) under the Loan Documents falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day.
SECTION 2. THE LOAN
2.1[Reserved]
2.2Term Loan Advances.
(a)Advances.
(i)Tranche 1. Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders will severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Thirty Million Dollars ($30,000,000) (such Term Loan Advance, the “Tranche 1 Advance”).
(ii)Tranche 2. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, during the Tranche 2 Availability Period, a Term Loan Advance in an aggregate principal amount equal to Twenty-Five Million Dollars ($25,000,000) (such Term Loan Advance, the “Tranche 2 Advance”).

(iii)Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, during the Tranche 3 Availability Period, one or more additional Term Loan Advances in minimum increments of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iii)) in an aggregate principal amount up to (x) Forty-Five Million Dollars ($45,000,000) plus (y) the undrawn Tranche 2 Commitment, if any, following the expiration of the Tranche 2 Availability Period (such Term Loan Advance, a “Tranche 3 Advance”, and, collectively, the “Tranche 3 Advances”).
(iv)Tranche 4. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, during the Tranche 4 Availability Period, and conditioned on approval by Lenders’ investment committee in its sole discretion, one or more additional Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iv)) in an aggregate principal amount up to Fifty Million Dollars ($50,000,000) plus the aggregate sum of the Undrawn Commitment (such Term Loan Advance, a “Tranche 4 Advance”, and, collectively, the “Tranche 4 Advances”).
(b)Maximum Term Loan Amount. The initial outstanding amount of each of the Term Loan Advances shall not, in the aggregate, exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount equal to the payment-in-kind interest added to principal pursuant to Section 2.2(d)(ii). Each Term Loan Advance funded by each Lender shall not exceed its respective Term Commitment plus, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest Rate added to principal pursuant to Section 2.2(d)(ii). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
(c)Advance Request. To obtain a Term Loan Advance, Company, on behalf of Borrower, shall complete, sign and deliver an Advance Request at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.

(d)Interest.
(i)Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any capitalized PIK Interest added to principal pursuant to Section 2.2(d)(ii) and subject to any Year-1 PIK Toggle Election pursuant to Section 2.1(d)(iii) and Remaining Term PIK Toggle Election pursuant to

Section 2.1(d)(iii)) of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Cash Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time.
(i)Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, the principal balance (including, for the avoidance of doubt, any capitalized Term Loan PIK Interest added to the principal pursuant to this Section 2.1(d)(ii) and subject to any Year-1 PIK Toggle Election pursuant to Section 2.1(d)(iii) and Remaining Term PIK Toggle Election pursuant to Section 2.1(d)(iii)) of each Term Loan Advance shall bear interest thereon from the applicable Advance Date at the Term Loan PIK Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed, which amount shall automatically be added to the outstanding principal balance so as to increase the outstanding principal balance of such Term Loan Advance on each Payment Date for such Advance, which principal amount shall accrue interest payable as provided in Section 2.2(d)(i) and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(e).
(ii)PIK Toggle Elections. During the Year-1 Toggle Period, Company may make a Year-1 PIK Toggle Election for any Fiscal Quarter of the Year-1 Toggle Period. To make a Year-1 PIK Toggle Election, Company shall deliver, by hand delivery or facsimile or other electronic transmission if arrangements for doing so have been approved in writing (including via email) by Agent, a written request to the Agent five (5) Business Days prior to the last date of such applicable Fiscal Quarter (the “PIK Toggle Notice”). Each PIK Toggle Notice shall be irrevocable. After the Year-1 Toggle Period, Company may make a Remaining Term PIK Toggle Election for any Fiscal Quarter following the Year-1 Toggle Period. To make a Remaining Term PIK Toggle Election, Company shall deliver, by hand delivery or facsimile or other electronic transmission if arrangements for doing so have been approved in writing (including via email) by Agent, a written request to the Agent five (5) Business Days prior to the last date of such applicable Fiscal Quarter (the “Remaining PIK Toggle Notice”). Each Remaining PIK Toggle Notice shall be irrevocable. At any time, Company may elect in its sole discretion to (1) convert any deferred Term Loan PIK Interest to Term Loan Cash Interest at a 1.00 to 1.00 exchange ratio, or (2) convert any Term Loan Cash Interest so converted pursuant to clause (1), to Term Loan PIK Interest, at a 1.00 to 1.00 exchange ratio.
(e)Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance in arrears on the first Business Day of each calendar month (each such date, a “Payment Date”), beginning the calendar month immediately after the Advance Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately subsequent to the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the Term Loan Advances, shall be due and payable on the Term Loan Maturity Date. Borrower shall, subject to Addendum 1, make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately following Business Day. Agent or Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) reasonable and documented out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12; provided that (X) with respect to clause (i) above, in the event that Lenders or Agent informs Borrower that any Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to the Agent for the benefit of such Lender(s) such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, (Y) with respect to clause (i) above, if Lenders or Agent informs Borrower that any Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to the Agent for the benefit of such Lender(s) such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lenders or Agent so notifies Borrower (and, for the avoidance of doubt, notwithstanding anything to the contrary herein, no Default or Event of Default shall arise from any non-payment of such amount prior to the expiration of such three (3) Business Day period), and (Z); with respect to clause (ii) above, in the event that Lenders or Agent informs Borrower that any Lender will not initiate a debit entry to Borrower’s account for specified reasonable and documented out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to such Lender such amount in full in immediately available funds within three (3) Business Days. Once repaid, no Term Loan Advance or any portion thereof may be reborrowed.
2.3Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, reasonable costs and documented out-of-pocket costs, expenses, and professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of such past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Term Loans, and to the extent overdue, other Secured Obligations (including principal, interest, compounded interest, and professional fees), shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or 2.4, as applicable.
2.5Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, all unpaid Lenders’ fees and reasonable and documented out-of-pocket expenses due hereunder accrued to the date of the repayment (including, without limitation, the End of Term Charge when due in accordance with Section 2.6(a)), together with a prepayment charge equal to the following percentage of the outstanding principal amount of such Advance being so prepaid: with respect to each Advance (which Advance amount shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Advance pursuant to Section 2.2(d)(ii)) (a) if the principal amount of such Advance is prepaid on or prior to the date which is twelve (12) months following the Closing Date, three percent (3.00)%; (b) if the principal amount of such Advance is prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date, two percent (2.00)%; and (c) thereafter through the day before the Term Loan Maturity Date, one percent (1.00)% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree the Prepayment Charge shall be waived if Agent, any Lender or any of their respective Affiliates (in their sole and absolute discretion) refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Term Loan Advances pro rata (together with any interest thereon). For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.
2.6End of Term Charge.
(a)On any date that Borrower partially prepays the outstanding Term Loan Advances pursuant to Section 2.5, Borrower shall pay Lenders a charge of equal to two and one-half of one percent (2.50%) multiplied by the principal amount of such Term Loan Advances being prepaid.
(a)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the entirety of the outstanding Secured Obligations (other than Surviving Obligations), and (iii) the date that the outstanding Secured Obligations become due and payable, Borrower shall pay Lenders a charge equal to (x) two and one-half of one percent (2.50%) multiplied by the aggregate original principal amount of such Term Loan Advances made hereunder minus (y) the aggregate amount of payments made pursuant to Section 2.6(a) (each payment under Section 2.6(a) and Section 2.6(b), individually and collectively, the “End of Term Charge”).
(b)Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.
2.7Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lenders.
2.8Taxes; Increased Costs. Each Loan Party, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.9Treatment of Prepayment Charge and End of Term Charge. Each Loan Party agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Each Loan Party expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders

as herein described was on the Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.
SECTION 3. SECURITY INTEREST
3.1Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, but excluding the Excluded Assets, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
3.2Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1051(c) (or any successor provision) such intent-to-use application shall constitute Collateral, (b) licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction and the Bankruptcy Code or under principles of equity (except where the terms of such license or contract would otherwise permit the grant of a Lien thereon upon obtaining the consent of a Loan Party or any of its Affiliates), (c) any Excluded Account and the cash and cash equivalents contained therein (including securities entitlements and related assets), (d) any interest of any Loan Party as a lessee under an equipment lease if such Loan Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Loan Party, Agent or any Lender, (e) any commercial tort claim (as defined in the UCC) that does not exceed Five Hundred Thousand Dollars ($500,000), (f) any property or asset to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences, (g) any assets owned by an Excluded Subsidiary, (h) with respect to any Excluded Subsidiary that is a CFC or a CFC Holdco, Equity Interests of such CFC or CFC Holdco; provided that one hundred percent (100%) of the non-voting equity interests and sixty-five percent (65%) of the voting equity interests of any such Excluded Subsidiary that is a CFC or a CFC Holdco directly owned by a Loan Party shall not be Excluded Assets, (i) those assets as to which Agent in consultation with the Company determines (acting reasonably) in writing that (x) the cost of obtaining a Lien or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, or (y) would result in adverse tax consequences to the Loan Parties or their respective Subsidiaries, (k)(i) motor vehicles, aircraft, aircraft engines and other assets subject to certificates of title to the extent perfection of the security interest in such assets cannot be accomplished by the filing of a UCC financing statement (or equivalent), and (ii) letter-of-credit rights not constituting supporting obligations of other Collateral, and (l) (i) to the extent and for so long as the grant of a Lien in the same is prohibited by applicable law, any Equity Interests issued by Bright Health Insurance Company of New York, a New York corporation and (ii) to the extent and for so long as the grant of a Lien in the same is prohibited by its Organizational Documents, any Equity Interests issued by PMAF (together, “Excluded Assets”).
3.3 Upon termination of all commitments and obligations of the Lenders hereunder or under the other Loan Documents to make any further Advances and repayment in full of all Secured Obligations (other than Surviving Obligations), all security interests in the Collateral granted under the Loan Documents shall immediately terminate and all rights on the Collateral shall automatically revert to each Loan Party without the need for any other action by any Person. Upon any Transfer of any assets not prohibited by this Agreement or upon any Loan Party becoming any Excluded Subsidiary, all security interests in such assets or the assets of such Excluded Subsidiary shall immediately terminate without the need for any other action by any Person. Agent shall promptly on request and at Borrower’s expense execute such documents and take such other steps as are reasonably necessary for the Loan Parties to evidence such termination, all at Borrower’s sole cost and expense.
3.4The security interest granted in Section 3.1 shall continue until the Secured Obligations (other than Surviving Obligations) have been paid in full and Lender has no further commitment or obligation hereunder or under the other Loan Documents to make any further Advances, and Agent shall, at Borrower’s expense, take all actions reasonably requested by Borrower to evidence such termination.
SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by the Loan Parties of the following conditions:
4.1Initial Advance. On or prior to the Closing Date, the Loan Parties shall have delivered to Agent the following:
(a)duly executed copies of the Loan Documents to be entered into on the Closing Date, a copy of the duly executed Warrant and all other documents and instruments reasonably required by Agent to be executed and/or delivered on or prior to the Closing Date to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)a duly executed Account Control Agreement with respect to the Deposit Account into which the proceeds of the Tranche 1 Advance shall be deposited;
(c)a customary legal opinion of counsel for the Loan Parties in form and substance reasonably acceptable to Agent;
(d)a copy of resolutions of each Loan Party’s Board of Directors, certified by an officer of such Loan Party, evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents and the Warrant, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, and (iii) authorizing a specified person or persons, on its behalf, to sign all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed by it under or in connection with the Loan Documents to which it is a party;
(e)certified copies of the Charter of each Loan Party, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of such Loan Party, certified by an officer of such Loan Party;
(f)other than to the extent permitted to be delivered after the Closing Date pursuant to Section 7.26, a certificate of good standing for each Loan Party from its jurisdiction of organization;
(g) copies, dated as of a recent date, of such searches for financing statements filed in the central filing office of the jurisdiction of incorporation or organization, as applicable, of each Loan Party, Joint Venture Company and Physician Group, in each case, reflecting the existence of only Liens that constitute Permitted Liens or Liens have been or, in connection with the initial Term Loan Advance, will be terminated or released;
(h)copies of each Management Agreement with respect to each Physician Group, duly executed by the parties thereto, and each other Management Document;
(i)copies of the Organizational Documents with respect to each Joint Venture Company;

(j)payment of the Due Diligence Fee (to the extent not paid to Agent before the Closing Date), Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses to the extent reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(k)a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;
(l)all certificates of insurance and copies of each insurance policy required hereunder;
(m)a closing certificate, duly executed by Company’s Chief Executive Officer or Chief Financial Officer, certifying the requirements set forth in Sections 4.2(b) and 4.3(b);
(n)[reserved];
(o)[reserved];
(o)(i) the certificates representing the Equity Interests required to be pledged pursuant to the Pledge Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each material debt instrument (if any) endorsed in blank (or accompanied by a transfer form endorsed in blank) by the pledgor thereof required to be pledged to Agent under the Pledge Agreement;
(p)evidence that the maturity date of the NEA Credit Agreement will be no earlier than ninety-one (91) days after the Term Loan Maturity Date; and
(q)evidence that MPHC has obtained all consents necessary to permit MPHC to grant Liens over all its Equity Interests in PMAF in favor of Agent.
4.2All Advances. On each Advance Date:
(a)Agent shall have received an Advance Request for the relevant Advance as required by Section 2.2(c), duly executed by Company’s Chief Executive Officer or Chief Financial Officer;
(b)The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such Advance Date, except to the extent such representations and warranties expressly relate to an earlier date and after giving effect in all cases to any standard(s) of materiality as to such representations and warranties;
(c)The proceeds of the Advance made on such Advance Date shall be deposited into a Deposit Account that is subject to an Account Control Agreement;

(d)With respect to any Advance (other than the Tranche 1 Advances) made available on such Advance Date, the Loan Parties shall have paid (or substantially concurrently will pay) the Tranche Facility Charge applicable to such Advance; and
(e)Each Advance Request shall be deemed to constitute a representation and warranty by each Loan Party on the relevant Advance Date as to the matters specified in subsection (b) of this Section 4.2 and Section 4.3.
4.3No Default. As of the Closing Date and at the time of and immediately after each Advance Date, (a) no Default or Event of Default has occurred and is continuing, and (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5. REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES
Each Loan Party represents and warrants that:
5.1Corporate Status; Execution and Delivery; Binding Effect. Each Loan Party is a corporation or limited liability company duly organized and other than any Loan Party set forth in Section 7.26, legally existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by such Loan Party in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the such Loan Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.2Collateral.
(a)Each Loan Party owns or otherwise has the rights to use the Collateral, free of all Liens, except for Permitted Liens. Each Loan Party has the power and authority to grant to Agent a Lien on the Collateral as security for the Secured Obligations.
(b)No Loan Party or, to the knowledge of any Responsible Officer, any Physician Group, Joint Venture Counterparty or Joint Venture Company is in breach of any Collateral Agreement that gives the applicable Loan Party, Physician Group, Joint Venture Counterparty or Joint Venture Company, as applicable, the right to terminate such

Collateral Agreement, if (to the extent any Physician Group, Joint Venture Counterparty or Joint Venture Company has such right of termination) a Loan Party has received notice, has become aware or has reason to believe that such Physician Group, Joint Venture Counterparty or Joint Venture Company intends to exercise such right of termination. Each Loan Party has the power and authority to collaterally assign each Collateral Agreement (to which such Loan Party is party thereto) to Agent; provided, the representation under this clause (b) relating to any Collateral Agreement entered into after the Closing Date is given in relation to that Collateral Agreement on or after the date such Collateral Agreement is delivered in accordance with Section 4.1(h) or Section 7.25 (as appropriate). No Collateral Agreement has been collaterally assigned or pledged to any other party other than a Loan Party; and any consent of any Physician Group, Joint Venture Company, Joint Venture Counterparty or any other Person required for any Collateral Assignment in accordance with this Agreement has been obtained or, in relation to any Collateral Agreement delivered after the Closing Date, will be obtained on or before the date such Collateral Assignment is required to be entered into in accordance with this Agreement.
5.3Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, and Company’s execution of the Warrant (i) have been duly authorized by all necessary action of such Loan Party in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate any (A) provisions of such Loan Party’s Organizational Documents or (B) except as would not reasonably be expected to have a Material Adverse Effect, any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject, and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained and that could reasonably be expected to have a Material Adverse Effect. The individual or individuals executing the Loan Documents on behalf of the Loan Parties and the Warrant on behalf of Company are duly authorized to do so.
5.4Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Loan Party is aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5Actions Before Governmental Authorities. There are no actions, suits claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or its property, that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.
5.6Laws.
(a)Except as set forth on Schedule 5.6, no Loan Party nor any of its Subsidiaries nor Physician Group is in violation of any Requirement of Law applicable to such Person, including any Anti-Terrorism Laws and Anti-Corruption Laws, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which such Loan Party or such Subsidiaries are subject, where such violation or default could reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any manner under any agreement to which it is a party or by which it is bound for which such default could reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, this Section 5.6 does not apply to compliance with Healthcare Laws, which is set forth in Section 5.16.
(b)No Loan Party nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. No Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party’s nor any of its Subsidiaries’ properties or assets have been used by such Loan Party or such Subsidiary or, to each Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue in all material respects their respective businesses as currently conducted.
(c)No Loan Party, any of its Subsidiaries, nor to the knowledge of any Loan Party, any Loan Party’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party, nor any of its Subsidiaries, any Physician Group, or (to the knowledge of any Loan Party) any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or for the purpose of financing any activities or business of or with any Person that, at the time of such financing, is a Sanctioned Person or in any Sanctioned Country, in each case, except to the extent authorized under applicable Sanctions laws, or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7Information Correct and Current. No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent in connection with any Loan Document or included therein or delivered pursuant thereto (other than financial or business projections, or information of a general economic or industry nature) (“Information”) contained as of the date such Information was furnished, when taken as a whole with all other Information given or furnished to Agent or any Lender, any material misstatement of fact or, when taken together with all other such Information, omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which such Information was furnished (after giving effect to all supplements and updates), not materially misleading at the time such statement was made or deemed made provided, however, that no representation is made with respect to (i) any information of a general economic or industry nature, (ii) any forward looking statements or estimates or (iii) any pro forma financial statements or financial projections. Additionally, any and all financial or business projections provided by any Loan Party to Agent under the Loan Documents, were provided in good faith and based on assumptions believed to be reasonable at the time prepared (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of any Loan Party, that no assurance is given that any particular projections will be realized and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results by a material amount).
5.8Tax Matters. Except as set forth on Schedule 5.8, (a) each Loan Party, its Subsidiaries, and the Physician Groups have filed all federal and state income Tax returns and other material Tax returns that they are required to file (taking into account any timely filed extensions), (b) each Loan Party, its Subsidiaries, and the Physician Groups have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay (except Taxes being contested in good faith by appropriate proceedings and for which such Loan Party, its Subsidiaries, and the Physician Groups maintain adequate reserves in accordance with GAAP), and which Taxes, if not paid, individually or in the aggregate, would exceed Two-Hundred Fifty Thousand Dollars ($250,000), and (c) to the best of each Loan Party’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to such Loan Party, any Subsidiary, or any Physician Group have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9Intellectual Property Claims. Each Loan Party is the sole owner of, or otherwise has the right to use, the Intellectual Property used in or otherwise necessary for such Loan Party’s business. Except as described on Schedule 5.9, (i) each of the Copyrights, Trademarks and Patents owned by each Loan Party is, to such Loan Party’s knowledge, valid and enforceable (other than applications for registration), (ii) no part of the Intellectual Property owned by such Loan Party has been judged invalid or unenforceable, in whole or in part, and (iii) no written claim has been made to such Loan Party that the ownership of or use of any part of the Intellectual Property violates the intellectual property rights of any third party, in each case to the extent such lack of validity and enforceability, judgment or claim would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. Exhibit C is a true, correct and complete list, in all material respects, of each of such Loan Party’s registered Patents, registered Trademarks, registered Copyrights, and material agreements under which each Loan Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses or other than “off-the-shelf” licenses or open-source software or other licenses which, if terminated, would not reasonably be expected to result in a Material Adverse Effect), together with application or registration numbers, as applicable, owned by such Loan Party or any Subsidiary. No Loan Party is in breach of, and no Loan Party has failed to perform any obligations under, any of the foregoing contracts, licenses or agreements and, to such Loan Party’s knowledge, no third party to any such contract, license or agreement is in breach thereof or has failed to perform any obligations thereunder, in each case to the extent such breach or failure would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents.
5.10Intellectual Property.
(a)Except as described on Schedule 5.10, each Loan Party owns or has the right to use all Intellectual Property necessary or material in the operation or conduct of such Loan Party’s business as currently conducted. Without limiting the generality of the foregoing, except for restrictions that are unenforceable under Division 9 of the UCC or otherwise permitted under this Agreement with respect to Licenses, each Loan Party has the right, to the extent necessary or material in the operation or conduct of such Loan Party’s business as currently conducted, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of such Loan Party’s business as currently conducted (other than Intellectual Property licensed to such Loan Party under a Restricted License), without material condition, restriction or payment of any kind (other than customary conditions, restrictions and covenants in inbound license agreements, payments in the ordinary course of business, and conditions or requirements customarily associated with licenses of Trademarks) to any third party, and such Loan Party owns or has the right to use, to the extent necessary or material in the operation or conduct of such Loan Party’s business as currently conducted, pursuant to valid licenses, all material software development tools, library functions, compilers and all other third-party software and other technology or works of authorship that are material in the operation or conduct of such Loan Party’s business and used by such Loan Party in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary conditions, restrictions and covenants in inbound license agreements and equipment leases where such Loan Party is the licensee or lessee. Except as disclosed on Schedule 5.10 (as updated from time to time after the Closing Date), no Loan Party is a party to, nor is it bound by, any Restricted License (other than software as a service agreements or click-through agreements for off-the-shelf software that are commercially available to the public).

(b)No Loan Party nor any of its Subsidiaries have used any material software or other materials that are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would require such Loan Party or any of its Subsidiaries to (other than with respect to such open-source software or materials themselves) (i) distribute to third parties any Borrower Product at no charge or a minimal charge (royalty-free basis); (ii) license to any third parties the right to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Borrower Product; or (iii) disclose or distribute any Borrower Product in source code form.
(c)Each License that is a Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(c), to the knowledge of any Loan Party, (i) neither such Loan Party nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that would reasonably be expected to materially and adversely affect the Borrower Products under any Material Agreement to which it is a party or may otherwise be bound, and (ii) no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, revision, non-renewal or amendment of any of the Licenses that are Material Agreements, in each case to an extent that such breach or right would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents.
5.11Borrower Products. Except as set forth on Schedule 5.11, no Intellectual Property owned by any Loan Party, Borrower Product owned by any Loan Party, or, to the knowledge of any Loan Party, Borrower Product licensed to any Loan Party has been or is subject to any actual or, to the knowledge of any Loan Party, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency, except for routine prosecution of such Intellectual Property in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner such Loan Party’s use, transfer or licensing thereof or that would reasonably be expected to adversely affect the validity, use or enforceability thereof in each case to an extent that would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Intellectual Property to be used in the operation or conduct of the business of such Loan Party or Borrower Products to an extent that would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. No Loan Party has received any written notice or claim challenging or questioning such Loan Party’s ownership in any Intellectual Property used in the operation or conduct of the business of such Loan Party (or written notice of any claim challenging or questioning the ownership in any licensed

Intellectual Property of the owner thereof) or alleging that any third party has any claim of legal or beneficial ownership with respect to any Intellectual Property owned by or purported to be owned by any Loan Party, in each case that would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. To the knowledge of any Loan Party, no Loan Party’s use of its Intellectual Property in the operation or conduct of the business of such Loan Party nor the production and sale of Borrower Products related to the operation or conduct of the business of such Loan Party infringes the Intellectual Property or other rights of others, other than infringements that would not reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents.
5.12Financial Accounts. Exhibit D, as may be updated by Company in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which each Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which each Loan Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13Employee Loans. Except for loans constituting Permitted Investments or as described on Schedule 5.13, no Loan Party has outstanding loans to any employee, officer or director of such Loan Party nor has such Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan Party by a third party.
5.14Capitalization and Subsidiaries. No Loan Party owns any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Company in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15Solvency. The fair salable value of the Loan Parties’ consolidated assets (including goodwill minus disposition costs) exceeds the fair value of the Loan Parties’ consolidated liabilities; the Loan Parties, taken as a whole, are not left with unreasonably small capital after the transactions in this Agreement and the Loan Parties and their Subsidiaries, on a consolidated basis are able to pay their debts (including trade debts) as they mature in the ordinary course. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
5.16Compliance with Healthcare Laws, Information Privacy and Security Laws, and Medical Reimbursement Program requirements.
(a)Except as disclosed on Schedule 5.16(a), each Loan Party, each Subsidiary of such Loan Party, and, to the knowledge of each Loan Party, each Physician Group is and has been during the past six (6) years in compliance, in all material respects, with all applicable Healthcare Laws, the applicable Requirements of Law and participation requirements of any Medical Reimbursement Program, and applicable Information Privacy and Security Laws, which are applicable to it, its business, or its operations. Without limiting the generality of the foregoing, no Loan Party has received written notice by a Governmental Authority of any material violation (or of any investigation, audit, or other proceeding involving allegations of any material violation) of any Healthcare Laws, Information Privacy and Security Laws, or the Requirements of Law or participation requirements of any Medical Reimbursement Program, and no investigation, inspection, audit or other proceeding involving allegations of any material violation of Healthcare Laws, Information Privacy and Security Laws, or the Requirements of Law or participation requirements of any Medical Reimbursement Program is, to the knowledge of such Loan Party, threatened in writing, other than audits or inspections conducted in the ordinary course.
(b)Except as would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, no Loan Party, Subsidiary of a Loan Party, or, to the knowledge of each Loan Party, Physician Group has failed to repay any overpayments received from, or has failed to refund any amount due to, any Medical Reimbursement Program; nor received written notice of any overpayment or material refunds due to a Medical Reimbursement Program, in each case other than notices of a non-material nature received in the ordinary course.
(c)No Loan Party, nor any Subsidiary of such Loan Party, has been debarred or excluded from participation under any Medical Reimbursement Program. No Loan Party, Subsidiary of Loan Party, or any Physician Group has been debarred or excluded from participation under a Medical Reimbursement Program, (i) as of the Closing Date, or (ii) after the Closing Date, save as disclosed in writing to the Agent (provided that no disclosure may be made if such debarring or exclusion could reasonably be expected to have a Material Adverse Effect). To the knowledge of any Loan Party, there is no investigation, audit, claim review, or similar action, pending, or threatened, which could reasonably be expected to result in a suspension, revocation, termination, restriction, limitation, or non-renewal of any participation in a Medical Reimbursement Program or result in any exclusion from any Medical Reimbursement Program.
(d)No Loan Party, any Subsidiary of such Loan Party, nor any Physician Group is a party to any Corporate Integrity Agreement, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.
(e)The terms of the Management Documents are in compliance in all material respects with all applicable Healthcare Laws, and, to the knowledge of each Loan Party, the parties to such Management Documents have performed their respective obligations under such Management Documents in compliance, in all material respects, with all applicable Healthcare Laws, and which, if not complied with, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)To the knowledge of each Loan Party, each Subsidiary of a Loan Party, and each Physician Group, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Licensed Personnel have complied and currently are in compliance with all applicable Healthcare Laws, and hold all professional healthcare and health insurance licenses and applicable Healthcare Permits required in the performance of such Licensed Personnel’s duties for a Loan Party, each Subsidiary of Loan Party, and each Physician Group.
(g)As of the Closing Date, the amount currently owed to CMS in connection with the ACO REACH Deficit Obligation is set forth in Schedule 5.16(g).
5.17Healthcare Permits. (a) Each Loan Party, each Subsidiary of such Loan Party, and, each Physician Group has obtained all necessary Healthcare Permits and other rights from, and have made all necessary declarations and filings with, all applicable Governmental Authorities, and all courts and other tribunals necessary to engage in the management and/or operation of their respective business, in each case where failure to obtain such Healthcare Permits or make such declarations and filings would reasonably be expected to have a Material Adverse Effect; (b) each such Healthcare Permit is valid and in full force and effect, and each Loan Party, each Subsidiary of such Loan Party, and, each Physician Group is in material compliance with the terms and conditions of all such Healthcare Permits; and (c) no Loan Party, nor any Subsidiary of such Loan Party, nor any Physician Group has received written notice, or to the knowledge of any Loan Party, any oral notice, from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of such Loan Party, is any such action proposed, threatened in writing or under investigation, in each case where such revocation, suspension, restriction, limitation or termination could reasonably be expected to have a Material Adverse Effect.
5.18Insurance Subsidiaries.
(a)Except for the CMS Settlement, items reserved in each Insurance Subsidiary’s financial statements, or as otherwise disclosed on Schedule 5.18(a), there are no material outstanding disputes or liabilities of any Insurance Subsidiary.
(b)As of the Closing Date, the amount set forth on Schedule 5.18(b) of the CMS Settlement has been paid to CMS.
(c)Each Loan Party, Subsidiary of Loan Party, and Physician Group, to the extent applicable, is in compliance with the requirements of its obligations under the CMS Settlement.
5.19Regulation U, T, and X. None of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulation U, Regulation T or Regulation X.
SECTION 6. INSURANCE; INDEMNIFICATION

6.1Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance covering Company and its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Loan Parties must maintain a minimum of Four Million Dollars ($4,000,000) of commercial general liability insurance (including any umbrella policies) for each occurrence. The Loan Parties maintain and shall continue to maintain a minimum of Four Million Dollars ($4,000,000) of directors’ and officers’ “side A” insurance for each occurrence and Ten Million Dollars ($10,000,000) in the aggregate. So long as there are any Secured Obligations outstanding (other than Surviving Obligations), the Loan Parties shall also cause to be carried and maintained insurance upon the business and assets of Company and its Subsidiaries, as may be required by applicable law, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, as determined by Borrower in good faith. If the Loan Parties fail to obtain the insurance called for by this Section 6.1 or fails to pay when due and payable any premium thereon or fails to pay any other amount which the Loan Parties are obligated to pay under this Agreement or any other Loan Document which is required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent shall be due and payable promptly upon written demand for reimbursement thereof, bearing interest at the rate then applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Company with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.
6.2Certificates. All certificates of insurance of the Loan Parties must (a) evidence each Loan Party’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2, including reflecting Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) as an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that the Loan Parties may acquire from such insurer, (b) include additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance, and (c) provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) .
6.3Indemnity. The Loan Parties agree to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all third-party claims, costs, expenses, damages and liabilities (including such claims, reasonable and documented out-of-pocket costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented out-of-pocket attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent such Liabilities arise solely out of gross negligence or willful misconduct of any Indemnified Person or changes in income tax rates. In addition, this Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case, subject to the applicable statute of limitations.
SECTION 7. COVENANTS OF LOAN PARTIES
Each Loan Party agrees as follows:
7.1Financial Reports. Company shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)within thirty (30) days after the end of the first two months of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows (inclusive of a cash breakout by Loan Party and depository institution and account number, in a manner consistent with the methodology Borrower is utilizing in its reporting as of the Closing Date) accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Company or any of its consolidated Subsidiaries) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by a duly authorized officer of Company to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) that they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)within forty-five (45) days after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Company or any of its consolidated Subsidiaries) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by a duly authorized officer of Company to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) that they do not contain certain non-cash items that are customarily included in annual financial statements;
(c)within forty-five (45) days after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against such Person or any of its consolidated Subsidiaries) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, for each of (x) PMAF, (y) CMH, and (z) each other Joint Venture Company that Agent shall reasonably request, in each case certified by such Joint Venture Company’s (or Company’s) Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) that they do not contain certain non-cash items that are customarily included in annual financial statements;
(d)within ninety (90) days (or, if Company ceases to be subject to SEC reporting rules, one hundred eighty (180) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated basis) covering Company, the Physician Groups and each of their consolidated Subsidiaries (which may be the audited financial statements of Company and its consolidated Subsidiaries), including balance sheet and related statements of income and cash flows and a statement of stockholders’ equity as of the end of such fiscal year, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification (other than any “going concern” statement that is due to the impending maturity of the Secured Obligations or any other Indebtedness within 12 months or any impending or potential breach of any financial covenant, in each case after the date of such opinion) by Grant Thornton, LLP, any “Big Four” accountancy firm or any other firm of independent certified public accountants selected by Company and reasonably acceptable to Agent, accompanied by any management report from such accountants;
(e)within thirty (30) days after the end of each calendar month (or, in the case of the last month of a calendar quarter, forty-five (45) days after the end of such month), a Compliance Certificate;
(f)within thirty (30) days after the end of each calendar month (or, in the case of the last month of a calendar quarter, forty-five (45) days after the end of such month), a report showing agings of accounts receivable and accounts payable;
(g)promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, information or reports that Company has made available to holders of its common stock generally or other shareholders and securities holders generally and copies of any regular, periodic and special reports or registration statements that Company files with the Securities and Exchange Commission or any

Governmental Authority that may be substituted therefor, or any national securities exchange;
(h)with each Compliance Certificate delivered in relation to the last month of a calendar quarter, copies of any material Governmental Approvals obtained by Company or any of its Subsidiaries during the three-month period ending with the month covered by such Compliance Certificate;
(i)within thirty (30) days after each regularly scheduled meeting of the Board of Directors of the Company, the written presentation (e.g. PowerPoint presentation) provided to, or if no written presentation is available, the minutes of, any general session of such meeting (but excluding, for the avoidance of doubt, any executive session of such meeting), provided that the Company may redact such minutes to the extent reasonably necessary (A) to preserve attorney-client privilege, or to protect proprietary information or information subject to confidentiality obligations to which the Company is subject, or (B) where such redacted material relates to Agent or the Lenders (or Borrower’s strategy regarding the Loans);
(j)financial and business projections for each fiscal year within fifteen (15) days following their approval by Company’s Board of Directors, and in any event, by April 15th of such fiscal year, as well as budgets, operating plans and other financial information reasonably requested in writing by Agent;
(k)a copy of any, if any, annual 409A valuation report of Company within ten (10) Business Days after such report becomes available to Company;
(l)annually or otherwise with the Compliance Certificate next delivered with the financial statements delivered under Section 7.1(c) (A) a summary of insurance, showing any changes to the insurance policies required to be maintained in accordance with Section 6.1, and (B), renewal statements (including renewed certificates of insurance) and copies of the insurance policies of Company and its Subsidiaries, which have not already been provided;
(m)prompt (but in any event no more than three (3) Business Days’) notice of:
(i)any legal process that in the reasonable judgement of the Company is likely to result in damages, expenses or liabilities in excess of Five Hundred Thousand Dollars ($500,000);
(ii)if Company or any Subsidiary has knowledge that Company, or any Subsidiary or Affiliate of Company, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;
(iii)the receipt of any written notice from any Governmental Authority (i) of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any license now or hereafter held by the Company or any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, or (ii) of the institution of any disciplinary proceedings against or in respect of the Company or any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for a for-cause audit by the U.S. Department of Health and Human Services which could reasonably be expected to have a Material Adverse Effect;
(iv)with respect to an Insurance Subsidiary: (x)(1) it has received a request or directive from any Governmental Authority which requires it to submit a capital maintenance or restoration plan that restricts the payment of dividends by any Insurance Subsidiary, directly or indirectly, to a Loan Party, or (2) it has submitted a capital maintenance or restoration plan to any Governmental Authority or has entered into a memorandum or agreement with any such Governmental Authority, in each case which plan, memorandum or agreement restricts the payment of dividends by any Insurance Subsidiary, directly or indirectly, to a Loan Party, and (y) copies of any such plan, memorandum, or agreement; or
(v)the merger, dissolution, liquidation or consolidation of an Insurance Subsidiary;
(n)with each Compliance Certificate delivered in relation to the last month of a calendar quarter, key performance indicators that any Lender (through the Agent) may reasonably request with not less than one calendar quarter’s written notice, to the extent such request will not present an undue burden or cost on the Company, as reasonably determined by Company;
(o)a summary of each Insurance Subsidiary’s statutory net worth in accordance with statutory accounting principles (the “State Regulatory Capital”) and any related capital or other statutory requirements imposed by any Governmental Authority to which such Insurance Subsidiary is subject within sixty (60) days of each fiscal quarter or within ninety (90) days after the end of each fiscal year; and
(p)promptly after each required quarterly or annual applicable statutory filing under applicable insurance regulatory laws, copies of the filed statutory financial statements of the Insurance Subsidiaries prepared in accordance with GAAP or SAP, as applicable.
    No Loan Party shall without the consent of Agent (not to be unreasonably withheld, delayed or conditioned) make any change in its (a) accounting policies or reporting practices, except as required by GAAP, (b) fiscal years or fiscal quarters, or (c) fiscal year end from December 31.
The executed Compliance Certificate, and all Financial Statements required to be delivered under clauses (a), (b), (c) and (d) above shall be sent in accordance with the instructions specified in Addendum 5 or as otherwise provided by Agent to Company by way of written notice from time to time.
Notwithstanding the foregoing, documents required to be delivered under Section 7.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Company emails a link thereto or electronic copy thereof to Agent or are otherwise filed or furnished with the SEC and first available at www.sec.gov.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any Loan Party or any Subsidiary be required to provide any information (i) which constitutes a trade secret of the Loan Parties or any Subsidiary, (ii) in respect of which disclosure to Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law or binding agreement with any third party, or (iii) which is subject to attorney-client or similar privilege or constitutes attorney work-product.
7.2Management Rights.
(a)(i) The Loan Parties shall permit any representative that Agent authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, in connection with such inspections, any such representative shall have the right to meet with senior management of the Loan Parties to discuss such books of account and records at reasonable times and upon reasonable notice during normal business hours, and (ii) any Lender shall be entitled at reasonable times and intervals and upon reasonable notice during normal business hours to consult with and advise the senior management of the Loan Parties concerning significant business issues affecting the Loan Parties provided such consultations shall not unreasonably interfere with the Loan Parties’ business operations. The parties intend that the rights granted Lenders under this clause (ii) shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by a Lender with respect to any business issues shall not be deemed to give such Lender, nor be deemed an exercise by such Lender of, control over the Loan Parties’ management or policies.
(b)Agent, Lenders and their respective representatives shall not require or perform any act that would cause any Person (including the Loan Parties) to violate any Healthcare Laws, including HIPAA. In the event that Agent or Lenders propose to undertake activities that any Loan Party reasonably believes would constitute services of a “business associate,” as defined at 45 C.F.R. 160.103, the parties hereto agree to review the matter and, where appropriate, Agent or Lenders may take action to comply with HIPAA, including, without limitation, executing a HIPAA business associate agreement with the applicable Person.

7.3Further Assurances. Each Loan Party shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the priority to Agent’s Lien on the Collateral contemplated by the Loan Documents or otherwise evidence Agent’s rights herein. Each Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, in each case to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, each Loan Party hereby authorizes Agent to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of such Loan Party in accordance with Section 9504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Loan Party either in Agent’s name or in the name of Agent as agent and attorney-in-fact for such Loan Party. Each Loan Party shall protect and defend such Loan Party’s title to the Collateral and Agent’s Lien thereon against all material claims and demands of all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.
7.4Indebtedness. No Loan Party shall (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary or, to the extent permitted by applicable law and within its control, or any Physician Group to do so, other than Permitted Indebtedness, or (b) prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (i) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (ii) purchase money Indebtedness pursuant to its then applicable payment schedule, (iii) prepayment by any Subsidiary of (A) inter-company Indebtedness owed by such Subsidiary to a Loan Party, or (B) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, or (iv) payments made on Subordinated Indebtedness permitted under the relevant Subordination Agreement or as otherwise permitted hereunder or approved in writing by Agent.
7.5Collateral. Each Loan Party shall, and shall cause each Subsidiary or, to the extent permitted by applicable law and within its control, each Physician Group to, at all times keep the Collateral and all other property and assets used in such Loan Party’s (or such Subsidiary’s or Physician Group’s) business or in which such Loan Party (or such Subsidiary or Physician Group) now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting (x) to the knowledge of any Loan Party, any Physician Group or Joint Venture Company in each case with a value of One Million Dollars ($1,000,000) or more, or (y) the Collateral in each case with a value of One Million Dollars ($1,000,000) or more, such other property and assets, or any Liens thereon; provided, however, that the Collateral and such other property and assets may be subject to Permitted Liens. No Loan Party shall, nor shall it permit any Subsidiary or, to the extent permitted by applicable law and within its control, any Physician Group to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party (or such Subsidiary or Physician Group) to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than in each case (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) or letters of credit otherwise permitted hereby, (c) customary restrictions on the assignment of leases, licenses and other agreements, (d) agreements and arrangements relating exclusively to any Excluded Assets, (e) restrictions and conditions imposed by Requirements of Law, and (f) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (other than in respect of any Wholly-Owned Subsidiary) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person. Each Loan Party shall cause its Subsidiaries and, to the extent permitted by applicable law and within its control, the Physician Groups to (i) protect and defend such Subsidiary’s (or Physician Group’s) title to its assets from and against all Persons claiming any interest materially adverse to such Subsidiary (or such Physician Group), (ii) at all times to keep such Subsidiary’s (or such Physician Group’s) property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however there shall be no Liens whatever on any Equity Interests issued by PMAF), other than (A) Liens granted under the Loan Documents or otherwise securing the Obligations and (B) Permitted Liens, and shall give Agent prompt written notice of any legal process affecting (x) to the knowledge of any Loan Party, any Physician Group or Joint Venture Company, in each case, where such legal process has a value of One Million Dollars ($1,000,000) or more, or (y) the Collateral in each case with a value of One Million Dollars ($1,000,000) or more.
7.6Investments. No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any Subsidiary or, to the extent permitted by applicable law and within its control, or any Physician Group to do so, other than Permitted Investments.
7.7Distributions.
(a)No Loan Party shall, nor shall it allow any Subsidiary or, to the extent permitted by applicable law and within its control, any Physician Group to, (a) repurchase or redeem any class of stock or other Equity Interest other than (i) pursuant to clause (iii) of the definition of Permitted Investment, or (ii) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that (i) a Subsidiary may pay dividends or make other distributions to such Loan Party or any Subsidiary of such Loan Party, and (ii) any Physician Group or Joint Venture Company may make payments to any Loan Party and may make cash distributions in amounts necessary for its members to pay any Tax liability arising out of such member’s membership in any Physician Group or Joint Venture Company; provided that, any non-Wholly Owned Subsidiary may pay such cash dividend or may make such cash distribution on any class of stock or other Equity Interest on a pro rata basis in the ordinary course of business and in accordance with past practice, (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding, or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.
(b)No Loan Party shall, nor shall it allow any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Insurance Subsidiary to: (i) pay dividends or make any other distribution on any Subsidiary’s Equity Interests owned by the Loan Parties or their Subsidiaries, (ii) pay any Indebtedness owed to the Loan Parties or their Subsidiaries, (iii) make loans or advances to the Loan Parties or their Subsidiaries, or (iv) transfer any of its property to the Loan Parties or their Subsidiaries.
7.8Transfers. Except for Permitted Transfers, no Loan Party shall, nor shall it permit any Subsidiary or, to the extent permitted by applicable law and within its control, any Physician Group to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets (including, without limitation, pursuant to a Division).
7.9Mergers and Consolidations. No Loan Party shall, nor shall it permit any of its Subsidiaries or, to the extent permitted by applicable law and within its control, any Physician Group to merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person other than (a) mergers or consolidations of (i) a Subsidiary which is not a Loan Party (other than an Insurance Subsidiary) into another Subsidiary (other than an Insurance Subsidiary) or into another Loan Party, (ii) a Loan Party into another Loan Party (other than Original Guarantor), or (iii) an Insurance Subsidiary into another Insurance Subsidiary, so long as to the extent any Insurance Subsidiary involved in such merger or consolidation is a CMS Liable Insurance Subsidiary, such CMS Liable Insurance Subsidiary is the surviving Person, and (b) the solvent liquidation of a Subsidiary of Loan Party provided that (i) no Event of Default is continuing, and (ii) all the assets of such Subsidiary are distributed to such Loan Party. Notwithstanding the foregoing, a Physician Group may merge or consolidate (x) with another Physician Group, and (y) into a Loan Party (other than Original Guarantor). Each Loan Party may form or acquire any Subsidiary so long as such Loan Party complies in all respects with the requirements set forth in Section 7.13.
7.10Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries and each Physician Group to, (a) pay when due (or within any applicable grace period and proper extensions) all material Taxes of any nature whatsoever now or hereafter imposed or assessed against such Loan Party, such Subsidiary, such Physician Group, or the Collateral or upon such Loan Party’s (or such Subsidiary’s or Physician Group’s) ownership, possession, use, operation or disposition thereof or upon such Loan Party’s (or such

Subsidiary’s, or Physician Group’s) rents, receipts or earnings arising therefrom other than any Taxes contested in good faith and by appropriate proceedings diligently conducted for which adequate reserves are maintained in accordance with GAAP, and (b) accurately file on or before the due date therefor (taking into account any applicable grace period and proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed.
7.11Corporate Changes.
(a)No Loan Party nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without five (5) Business Days’ prior written notice to Agent.
(b)No Loan Party nor any Subsidiary (other than any Specified Insurance Subsidiary) shall suffer a Change in Control.
(c)No Loan Party nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America.
(d)If any Loan Party intends to add any new offices or business locations, including warehouses, containing any portion of such Loan Party’s assets or property (other than portable electronic equipment) valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000), then such Loan Party will use commercially reasonable endeavors to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Agent.
(e)If any Loan Party intends to deliver any portion of such Loan Party’s assets or property (other than portable electronic equipment) valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which such Loan Party intends to deliver the Collateral, then such Loan Party will use commercially reasonable endeavors to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Agent.
(f)No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by such Loan Party and its Subsidiaries on the Closing Date or any businesses that are similar, reasonably related, corollary, ancillary, complementary or incidental thereto or in support thereof or representing a reasonable expansion or development thereof.
(g)Without the prior written consent of Agent, no Loan Party will make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of such Loan Party’s Organizational Documents that is adverse to Agent or any of the Lenders.

7.12Deposit Accounts.
(a)No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except (i) with respect to which Agent has an Account Control Agreement, (ii) any Excluded Account, (iii) Deposit Accounts with a total balance held in all such accounts in the aggregate of less than Two Hundred Fifty Thousand Dollars ($250,000) at any time that are not subject to an Account Control Agreement, and (iv) any other Deposit Account or account holding Investment Property which is opened after the Closing Date provided that (A) the respective Loan Party provides an Account Control Agreement to Agent within forty-five (45) days of the date such Deposit Account or account holding Investment Property is opened and, (B) during the period before effectiveness of the Account Control Agreement, the amount on deposit in all such Deposit Accounts in aggregate shall not exceed One Hundred Thousand Dollars ($100,000).
(b) Each Loan Party, any Subsidiary of such Loan Party, and the Physician Groups shall cause all payments in respect of Accounts payable by any Governmental Account Debtor owing to such Person to be wire transferred or sent via automated clearing house (ACH) directly to the Governmental Collection Accounts. Agent and Lenders hereby disclaim any right or interest (including any security interest or right of offset (or set-off)) in or to such Governmental Collection Account.
7.13Joinder of Subsidiaries. Company shall promptly notify Agent of (i) each Subsidiary formed or acquired subsequent to the Closing Date (including any new Subsidiary formed by Division) other than an Excluded Subsidiary, (ii) each Subsidiary that ceases to be an Excluded Subsidiary subsequent to the Closing Date, or (iii) each Joint Venture Company directly owned by a Loan Party that becomes a Wholly Owned Subsidiary of such Loan Party subsequent to the Closing Date, and, in each case, within thirty (30) days of the date of such notification (or such longer period of time as agreed to by Agent in writing in its sole discretion), Company shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement to become a Borrower or Guarantor, and such other documents and instruments as shall be reasonably requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance reasonably acceptable to Agent).
7.14CMS Settlement. No Loan Party shall, nor shall it permit any of its Subsidiaries or, to the extent permitted by applicable law and within its control, any Physician Group to make any payments under the CMS Settlement until the “Consolidation and Adjustment Escrow Amount” (as defined in the Stock Purchase Agreement) has been reimbursed in full to the Loan Parties; provided that, notwithstanding the foregoing, any Insurance Subsidiary may directly or indirectly utilize State Regulatory Capital or any other asset of any Insurance Subsidiary, to the extent permissible under applicable law, to, directly or indirectly, make payments pursuant to the CMS Settlement or, upon the complete satisfaction of the portion of the CMS Settlement for which such Insurance Subsidiary is liable, contribute to any other Insurance Subsidiary in accordance with the terms of this Agreement.

7.15Notification of Event of Default. Each Loan Party shall notify Agent promptly (but in any event within two (2) Business Days) after becoming aware of the occurrence of any Event of Default.
7.16[Reserved].
7.17Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes (but excluding any payments pursuant to the CMS Settlement prior to the date on which the following conditions are satisfied: (a) the Tranche 3 Milestone has been satisfied, and (b) the “Consolidation and Adjustment Escrow Amount” (as defined in the Stock Purchase Agreement) has been reimbursed in full to the Loan Parties). The proceeds of the Loans will not be used (i) in violation of Anti-Corruption Laws or for the purpose of financing any activities or business of or with any Person that, at the time of such financing, is a Sanctioned Person or in any Sanctioned Country, in each case, except to the extent authorized under applicable Sanctions laws or (ii) for the purpose of “purchasing or carrying” any Margin Stock.
7.18[Reserved].
7.19Material Agreement. No Loan Party shall (a) without the consent of Agent, terminate any License that is a Material Agreement or amend any such License in a manner, in each case, that is reasonably likely to have a material negative impact on the interests of Agent or Lenders under the Loan Documents, and (b) with each Compliance Certificate delivered in relation to the last month of a calendar quarter, give written notice to Agent of entering into a Material Agreement or materially amending or terminating a Material Agreement.
7.20Compliance with Laws.
(a)Each Loan Party (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all Governmental Approvals reasonably necessary in connection with the conduct of such Loan Party’s business, in each case where failure to comply with clauses (i) or (ii) could reasonably be expected to have a Material Adverse Effect. No Loan Party shall become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).
(b)No Loan Party nor any of its Subsidiaries shall, nor shall such Loan Party or any of its Subsidiaries permit any Affiliate to, directly or indirectly, (i) knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists in violation of applicable Sanctions, (ii) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (iii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iv) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti Terrorism Law.
(c)Each Loan Party has implemented and shall maintain in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)No Loan Party, nor any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party or its Subsidiaries that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.21Financial Covenants.
(a)Minimum Cash. The Loan Parties shall maintain at all times Qualified Cash in an amount greater than or equal to Fifteen Million Dollars ($15,000,000).
(b)Minimum Adjusted EBITDA. Beginning with the fiscal quarter ending September 30, 2024, the Loan Parties shall maintain Adjusted EBITDA, measured as of the last day of any fiscal quarter of Company and calculated for the trailing twelve (12) month ending on such measurement date, equal to at least the lower of (i) Forty Million Dollars ($40,000,000), and (ii) the amount set forth opposite such measurement date below:

Measurement Date	Adjusted EBITDA
September 30, 2024	$943
December 31, 2024	$17,393
March 31, 2025	$21,552
June 30, 2025	$30,077
September 30, 2025	$37,537
December 31, 2025	$40,000
March 31, 2026	$40,000
June 30, 2026	$40,000

September 30, 2026	$40,000
December 31, 2026	$40,000
March 31, 2027	$40,000
June 30, 2027	$40,000
September 30, 2027	$40,000
December 31, 2027	$40,000
March 31, 2028	$40,000

7.22Intellectual Property. Each Loan Party shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property where failure to do so would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents; (ii) promptly advise Agent in writing upon becoming aware of infringements of its Intellectual Property that would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents; and (iii) subject to reasonable business judgement, not allow any Intellectual Property owned by such Loan Party to be abandoned, forfeited or dedicated to the public without Agent’s written consent if such abandonment, forfeiture or dedication to the public would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. If any Loan Party (a) obtains any issued Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, or (b) applies for any Patent or the registration of any Trademark, in each case where failure to so obtain or apply would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents then such Loan Party shall, within fifteen (15) Business Days for Copyrights and mask works, and within thirty (30) Business Days for Patents and Trademarks, as applicable, provide written notice thereof to Agent and shall execute and deliver to the Agent for filing with the United States Patent and Trademark Office or United States Copyright Office, as applicable, such intellectual property security agreements and other documents and take such other actions as Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest (subject only to Permitted Liens) in favor of Agent in such property. If any Loan Party decides to register any Copyrights or mask works in the United States Copyright Office where failure to register would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents, such Loan Party shall: (x) provide Agent with at least fifteen (15) days prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest (subject only to Permitted Liens) in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Each Loan Party shall provide to Agent with each Compliance Certificate delivered for the last month of a calendar quarter copies of all applications that it files for the registration of Patents, Trademarks, or Copyrights made during the three-month period ending with the month covered by such Compliance Certificate. Thereafter, each Loan Party shall provide, promptly as and to the extent requested by Agent in writing, evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest (subject only to Permitted Liens) in such property. Within thirty (30) days of doing so, each Loan Party shall provide written notice to Agent of its entering into or becoming bound by any Restricted License (other than licenses, software as a service or similar agreements for off-the-shelf software that are commercially available to the public). Each Loan Party shall take such commercially reasonable steps as Agent reasonably requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (1) any Restricted License (other than licenses, software as a service or similar agreements for off-the-shelf software that are commercially available to the public) to be deemed “Collateral” and for Agent to have a security interest in it that is otherwise restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.
7.23Transactions with Affiliates. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of such Loan Party or such Subsidiary on terms that are less favorable to such Loan Party or such Subsidiary, as the case may be, than those that would be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary other than (a) as otherwise described on Schedule 7.23 and any amendment, replacement and refinancing thereof that do not impose materially more burdensome terms upon any Loan Party or Subsidiary, (b) Subordinated Indebtedness or equity investments by Company’s investors in such Loan Party or its Subsidiaries, provided that such equity investment does not constitute a Change in Control, (c) transactions between Loan Parties (other than Original Guarantor) and transactions between Subsidiaries which are not Loan Parties, (d) to the extent approved by such Loan Party’s Board of Directors or a duly authorized committee thereof or a duly authorized officer of such Loan Party, reasonable and customary expenses, severance, or employee benefit arrangements for directors and officers of such Loan Party, any Physician Group or any of their respective Subsidiaries, (e) to the extent approved by such Loan Party’s Board of Directors or a duly authorized committee thereof or a duly authorized officer of such Loan Party, compensation and benefits arrangements for directors, officers and other employees of the Loan Parties and their Subsidiaries, (f) transactions consisting of (i) payment of directors’ and officers’ fees and reimbursement of costs and expenses incurred in connection with attending board of director (or comparable governing body) meetings, (ii) reimbursement of out-of-pocket costs and expenses of directors, officers and employees incurred in the ordinary course of business and (iii) customary indemnities to officers and directors, (g) Permitted Investments, Permitted Indebtedness and transactions permitted by Section 7.7, (h) sales of stock in such Loan Party to Affiliates of such Loan Party not otherwise prohibited by the Loan Documents (including under Section 7.11) and the granting of registration and other customary rights in connection therewith, and (i) transactions with customers, clients, suppliers or joint ventures purchasers, sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to Company and/or its applicable Subsidiary in the good faith determination of the Board of Directors (or similar governing body) of Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.
7.24Government Compliance. Each Loan Party shall cause the operations and property of such Loan Party and each of its Subsidiaries, and to the extent permitted by applicable law and within its control, each Physician Group to comply with all applicable Healthcare Laws where failure to comply would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. Without limiting the foregoing, the operations and property of each Loan Party, each Subsidiary of such Loan Party, and to the extent within its control, each Physician Group shall take reasonable steps to comply with HIPAA where failure to comply would reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents. Each Loan Party has established and maintains a corporate compliance program that (i) addresses the material Requirements of Law, including all applicable Healthcare Laws, of Governmental Authorities having jurisdiction over its business and operations and the laws of any Medical Reimbursement Program applicable to such Loan Party, and (ii) has been structured to account for the General Compliance Program Guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs except to the extent where failure to establish and maintain such programs would not reasonably be expected to materially and adversely affect such Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents.
7.25Physician Groups and Joint Venture Companies.
(a)Each Loan Party shall cause each Collateral Agreement entered into after the Closing Date to be substantially in the form entered into (or otherwise approved by Agent) as of the Closing Date, including, where applicable, provisions pursuant to which each Specified Physician Group grants a perfected Lien on all or substantially all of its assets to secure its payment obligations owing to such Loan Party thereunder, or otherwise in such form as approved by Agent in its reasonable discretion from time to time thereafter. No Loan Party shall (and shall procure that no Joint Venture Company will) amend, modify or waive any provision of a Collateral Agreement (except for such amendments, modifications or waivers which are required to comply with any applicable law, are permitted by this Agreement or are consented to by Agent) if the effect thereof would be to: (i) in the case of a Management Document, waive, reduce or delay payments due thereunder, except to the extent the amount due to be paid by such Physician Group exceeds the total cash of such Physician Group after payment of expenses in the ordinary course of business, (ii) release any security interest granted to secure the payments due under a Collateral Agreement or impair the rights and remedies to enforce such security interest, (iii) impair the collateral assignment of all rights, remedies and Liens under such Collateral Agreement in favor of Agent, or (iv) otherwise adversely affect Agent’s interest therein, in any material respect.
(b)Each Loan Party shall, with respect to any Person that becomes a Physician Group or Joint Venture Company after the Closing Date, notify Agent, and with respect to each such new Physician Group or, as the case may be, Joint Venture Company, shall deliver to Agent the following not later than the then-next Compliance Certificate is due in accordance with the terms of this Agreement for the calendar quarter then ended: (i) a copy of the Organizational Documents of such Physician Group or, as the case may be, Joint Venture Company, certified by the Secretary of State of the jurisdiction of incorporation, if applicable; (ii) in the case of any Physician Group, a copy of the Management Documents to which such Physician Group is a party; (iii) in the case of any Specified Physician Group, evidence that such Loan Party has a perfected Lien in substantially all assets of such Physician Group in accordance with subsection (e) below, including a copy of the file-stamped UCC-1 Financing Statement; (iv) (x) a duly executed Collateral Assignment in respect of such Specified Physician Group or, as the case may be, such Joint Venture Company, in each case, that is formed or becomes a Joint Venture Company or Joint Venture Counterparty after the Closing Date (and, for avoidance of doubt, excluding any newly acquired or newly formed subsidiaries of any Joint Venture Company or Joint Venture Counterparty existing as of the date hereof) and, in each case, the applicable Collateral Agreement and (y) an acknowledgement with respect to such Collateral Assignment and certain related matters, substantially in the same form as the acknowledgement entered into as of the Closing Date by the Specified Physician Group (excluding any non-Specified Physician Group) in favor of Agent (or a duly executed joinder by such new Specified Physician Group to the acknowledgement letter entered into as of the Closing Date); and (v) evidence that cash management and auto-debit arrangements consistent with the requirements of subsection (f) below are in effect with respect to such new Physician Group or, as the case may be, Joint Venture Company.
(c)Each Loan Party shall provide Agent with the Compliance Certificate delivered for the last month in each calendar quarter with copies of any new Collateral Agreement or any material amendment to any existing Collateral Agreement entered into during the three month period covered by such Compliance Certificate.
(d)Each Loan Party shall promptly notify Agent, and provide a detailed description of the event or circumstance, including the proposed plan of action and such other information as Agent may reasonably require, if a Collateral Agreement is terminated, or if any written notice of termination thereof is given or received by a party thereto or, to the knowledge of any Responsible Officer, any other event has occurred which would, subject to receipt of notice or passage of time, result in the termination of a Collateral Agreement.

(e)Each Loan Party shall cause each Specified Physician Group to (i) grant a security interest in favor of the applicable Loan Party on all assets of such Specified Physician Group (other than Governmental Healthcare Receivables, any Governmental Collection Account, patient or medical records, controlled substances or any other assets of such Physician Group that may only be owned, directly or indirectly, by a Person licensed to practice medicine) to secure the obligations owing pursuant to the Management Documents in favor of such Loan Party, (ii) take all steps reasonably required to perfect and maintain perfection of such security interest, including filing appropriate UCC-1 financing statements, entering into appropriate documents or arrangements reasonably satisfactory to Agent to establish “control” for purposes of the Code over any deposit account of the Specified Physician Groups (if permitted by applicable law), and (iii) require each Specified Physician Group to notify the applicable Loan Party of any change in legal name, jurisdiction of organization or other change to such Specified Physician Group or the collateral in which it has granted a Lien in favor of a Loan Party to secure the obligations under the Management Documents, which change requires the applicable Loan Party to take any action to ensure continued perfection of its Lien in such collateral, and shall with the Compliance Certificate for the last month of a calendar quarter next delivered, notify Agent of such change occurring during the period covered by such Compliance Certificate together with a copy (file stamped, to the extent practicable) of any UCC-3 financing statement amendment filed or a copy of any other document entered into or evidence of any action taken, as applicable, to ensure continued perfection of such Loan Party’s Lien.
(f)Each Loan Party shall (and shall procure that PMAF and CMH will), with respect to each Physician Group, use commercially reasonable efforts, to the extent permitted by Requirements of Law, to, (i) maintain the capability to auto-debit all fees and other payments owed by such Physician Group pursuant to any Collateral Agreement from a Deposit Account maintained by such Physician Group and shall debit such fees and other payments promptly upon such payments becoming due and payable, but no less frequently than every week; or (ii) require proceeds of Deposit Accounts of such Physician Group to be directed to a Deposit Account maintained in the name of a Loan Party (or, if such Physician Group is PMAFH or CMG, to a Deposit Account maintained in the name of PMAF or CMH, respectively).
(g)Each Loan Party shall, to the extent permitted by applicable law, not permit any Specified Physician Group to guaranty, or grant a Lien on any material portion of its assets to secure Indebtedness of such Loan Party without concurrently entering into a guaranty with respect to the Secured Obligations or granting to Agent a Lien on the same assets, as applicable, provided that any Lien in favor of Agent in accordance with the foregoing shall have first priority except to the extent provided otherwise in this Agreement.
(h)Each Loan Party shall, to the extent permitted by applicable law, not permit any Physician Group to (i) hold, at any time, an aggregate amount of Cash on the balance sheet of such Physician Group in excess of the sum of (A) One Hundred Thousand Dollars ($100,000) plus (B) the aggregate accounts receivable received by such Specified Physician Group during the three (3) Business Day period prior to the transfer of any funds to a Loan

Party (or, in the case of any non-Specified Physician Group, a Joint Venture Company) in accordance with the terms of this Agreement, (ii) own fixed assets with an aggregate book value in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for such Physician Group, (iii) own Intellectual Property that is material to the business of Company and each of its Subsidiaries, as a whole, or (iv) conduct any business other than providing services as described in the Management Agreement or related thereto for the benefit of such Loan Party (or, in the case of any non-Specified Physician Group, a Joint Venture Company).
(i)Each Loan Party shall to the extent permitted by applicable law and within their control cause each Specified Physician Group and each Joint Venture Company to comply with all terms of the respective Collateral Agreements.
7.26Post-Closing. Each Loan Party shall:
(a)deliver to Agent, in form and substance acceptable to Agent in its sole discretion, within five (5) days of the Closing Date (or such later date as Agent may determine in its reasonable discretion), evidence that all Equity Interests issued by PMAF and held by MPHC as of June 21, 2024 has been transferred to MPHC II;
(b)deliver to Agent, in form and substance acceptable to Agent in its sole discretion, within ten (10) Business Days of the Closing Date (or such later date as Agent may determine in its reasonable discretion), (1) copies of good standing certificates for (i) PMAF, (ii) PMAFH, (iii) BHCC, (iv) BHIC, and (v) Bright Health Insurance Company of Tennessee, a Tennessee corporation, and (2) a Joinder Agreement executed by BHCC;
(c)deliver to Agent, in form and substance acceptable to Agent in its sole discretion, within forty-five (45) days of the Closing Date (or such later date as Agent may determine in its reasonable discretion):
(i)duly executed Account Control Agreement(s) with respect to each Deposit Account and account holding Investment Property (other than an Excluded Account) maintained by a Loan Party;
(ii)all endorsements of each insurance policy required under Section 6.2;
(iii)copies of the amendment to the Management Agreement to which Associates MD Medical Group, Inc., a Delaware corporation, is a party, substantially in the form agreed by Agent and the Company (including the inclusion of security grant language); and
(iv)copies of all acknowledgements in relation to each Collateral Assignment relating to the Management Documents with each Specified Physician Group, duly executed by the parties thereto (other than Agent); and

(d)use commercially reasonable efforts to deliver to Agent, in form and substance acceptable to Agent in its sole discretion, within forty-five (45) days of the Closing Date (or such later date as Agent may determine in its sole discretion):
(i)duly executed landlord consents for offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000) of the assets or property of the Loan Parties;
(ii)duly executed bailee agreements for any bailee location holding a portion of assets or property of the Loan Parties valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000); and
(iii)copies of the amendment to the Management Agreement to which CMG is a party substantially in the form agreed by Agent and the Company.
SECTION 8. RIGHT TO INVEST
Until the earlier of (a) the first date on which Agent or Lenders take any action under Section 10 (or otherwise take enforcement action or exercise remedies against a Loan Party at a time when an Event of Default has occurred and is continuing), and (b) termination of all commitments and obligations of the Lenders hereunder or under the other Loan Documents to make any further Advances and repayment in full of all Secured Obligations (other than Surviving Obligations), Lenders or their assignees or nominees shall have the right, in their discretion, to participate in any Subsequent Financing in an aggregate amount of up to Five Million Dollars ($5,000,000) on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing.
SECTION 9. EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an “Event of Default”:
9.1Payments. A Loan Party fails to pay (a) any scheduled payment of principal or amount of interest when due under this Agreement or any of the other Loan Documents on the applicable due date, or (b) any other amount due on the Secured Obligations on its due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of (A) Agent or Lenders (or Agent or any Lender’s bank), or (B) Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2Covenants. A Loan Party breaches or defaults in the performance of any covenant under this Agreement, or any of the other Loan Documents, and (a) with respect to a Default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19(a), 7.21, 7.22, 7.24 and 7.25), any other Loan Document, or any other agreement among any Loan Party, Agent and Lenders, such Default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or Lenders has given written notice of such Default to Company and (ii) any Loan

Party has actual knowledge of such Default, or (b) with respect to a Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19(a), 7.21, 7.22, 7.24 and 7.25, the occurrence of such Default; or
9.3Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; or
9.4Representations. Any representation or warranty made by any Loan Party in any Loan Document or, as of the Closing Date, in the Warrant shall have been false or misleading in any material respect when made or when deemed made; or
9.5Insolvency. (a) The Loan Parties, taken as a whole, fail to be solvent according to the criteria set forth in Section 5.15; (b) a Loan Party, any of its Subsidiaries (other than any Insurance Subsidiary), or any Physician Group begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party, any of its Subsidiaries (other than any Insurance Subsidiary), or any Physician Group and is not dismissed or stayed within forty-five (45) days (but no Advances shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); or
9.6Judgments; Penalties; Settlements. (a) One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within forty-five (45) days after the entry, assessment or issuance thereof, discharged, vacated, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances shall be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); (b) any Insurance Subsidiary enters into one or more litigation settlement agreements with any plaintiff or claimant at any time after the Closing Date (regardless of whether the litigation action commenced before or after the Closing Date) (“Litigation Settlement Agreement”) involving the payment of money by any Insurance Subsidiary in an amount, individually or in the aggregate, of at least Fifteen Million Dollars ($15,000,000) (regardless of insurance coverage); or (c) any Loan Party is obligated to pay, or makes an Investment into an Insurance Subsidiary where such proceeds are (directly or indirectly) used to pay, amounts owing under a Litigation Settlement Agreement in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000); or
9.7Attachment; Levy; Restraint on Business.
(i) The service of process seeking to attach, by trustee or similar process, any material funds of the Loan Parties taken as a whole, any of its Subsidiaries (other than any Insurance Subsidiary), or any Physician Group (in each case, when taken as a whole), or (ii) a notice of lien or levy is filed against any of any Loan Party’s or any of its Subsidiaries’ (other than any Insurance Subsidiary) material assets (when taken as a whole) by any

Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise), in each case, unless such action (A) is being contested in good faith and by appropriate proceedings diligently conducted or (B) would otherwise constitute a Permitted Lien; provided, however, no Advances shall be made during any thirty (30) days cure period; or
(ii) any material portion of the assets of all Loan Parties taken as a whole, any of their respective Subsidiaries (other than any Insurance Subsidiary), or any Physician Group (in each case, when taken as a whole) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party from conducting all or any material part of the business of the Loan Parties as a whole, and the same under subclauses (i) and (ii) hereof are not, within for thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise) in each case, unless such action (A) is being contested in good faith and by appropriate proceedings diligently conducted or (B) would otherwise constitute a Permitted Lien; or
9.8Governmental Approvals and Healthcare Permits. Any material Governmental Approval or Healthcare Permit (but not any local business license) shall have been (a) revoked, rescinded, suspended or materially adversely modified or not renewed in the ordinary course for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or Healthcare Permit or that could reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, materially adverse modification or non-renewal and causes, or could reasonably be expected to cause, a Material Adverse Effect;
9.9Collateral Agreements. The occurrence of a material breach, or default, or similar concept (however defined) under any Collateral Agreement that has a material adverse impact on Agent’s interest or materially and adversely impacts any Loan Party’s ability to perform or pay the Secured Obligations in accordance with the Loan Documents that has not been cured within thirty (30) days after the occurrence thereof; or
9.10Other Obligations. The occurrence of any default under any agreement or obligation of (a) Company or any of its Subsidiaries in connection with the ACO REACH Deficit Obligation or the CMS Settlement resulting in a right or obligation of a Governmental Authority to pursue debt collection, except as set forth in Schedule 9.10(a), or (b) a Loan Party with a third party involving any Indebtedness in excess of One Million Dollars ($1,000,000) (other than a Loan Document) resulting in a right by such third party, whether or not exercised, to accelerate the maturity of such Indebtedness; or
9.11Stop Trade. At any time, an SEC stop trade order or NASDAQ market trading suspension of the common stock of Company shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a public market, provided that Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the common stock of Company on another public market within sixty (60) days of such notice.
SECTION 10. REMEDIES
10.1General. Upon the occurrence and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the outstanding Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence and during the continuance of an Event of Default of the type described in clause (b) or (c) of Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence and during the continuance of an Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to a Loan Party; and (b) (i) endorse such Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly.  Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations (other than Surviving Obligations) have been paid in full and Lender has no further commitment or obligation hereunder or under the other Loan Documents to make any further Advances.  Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than Surviving Obligations) have been fully repaid and performed and Lender has no further commitment or obligation thereunder or under the other Loan Documents to make any further Advances. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Company. Agent may require a Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
    First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder and under any other Loan Document;
    Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable documented out of pocket costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;
    Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owing to Lenders on the Term Loan Advances hereunder;
    Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from Borrower on the Term Loan Advances hereunder;
    Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each), in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, and the default rate interest set forth in Section 2.4, if required under this Agreement), in such order and priority as Agent may choose in its sole discretion; and
    Finally, after the full and final payment in Cash of all of the Secured Obligations (other than Surviving Obligations) to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
10.3No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of a Loan Party or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4Waivers. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which such Loan Party is liable.

10.5Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11. MISCELLANEOUS
11.1Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer Tom Hertzberg, Michael MacMahon and Brian Powers
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [ ]
Telephone: [ ]
(b)If to Lenders:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer Tom Hertzberg, Michael MacMahon and Brian Powers
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [ ]
Telephone: [ ]

(c)If to the Loan Parties:
NeueHealth, Inc.
Attention: General Counsel
8000 Norman Center Drive
Suite 900
Minneapolis, MN 55437
email: [ ]
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
Attention: William Brentani
425 Lexington Avenue
New York, NY 10017
or to such other address as each party may designate for itself by like notice.
11.3Entire Agreement; Amendments.
(a)This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated May 10, 2024 and the Non-Disclosure Agreement).
(b)Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required

Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.
11.4No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by any Loan Party at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.
11.6Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement. All representations and warranties made in this Agreement shall survive execution. All covenants made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Secured Obligations (other than the Surviving Obligations) have been satisfied. Sections 6.3, 11.9, 11.10, 11.11, 11.14, 11.15, 11.17 and 11.18 shall survive the termination of this Agreement.
11.7Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to the Loan Parties, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any Person that is a direct competitor of Borrower (whether as an operating company or direct or indirect parent with voting control over such operating company) or a distressed debt or vulture fund (in each case, as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an

Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of and during the continuance of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Agent and Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Each Loan Party agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that (A) such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, (B) each Lender agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Addendum 1 with respect to its participant(s), (C) no such participation shall release any Lender from any of its obligations under any Loan Document and (D) if no Event of Default has occurred and is continuing, no participant may be a direct competitor (whether as an operating company or direct or indirect parent with voting control over such operating company) of Borrower (as reasonably determined by Agent).
11.9Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of New York, and shall have been accepted by Agent and Lenders in the State of New York. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court; (b) waives any objection as to jurisdiction or venue referred to in clause (a) of this Section; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2 and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11Mutual Waiver of Jury Trial / Judicial Reference.
(a)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE LOAN PARTIES, AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY LOAN PARTY AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, any Loan Party or any Lenders; Claims that arise out of or are in any way connected to the relationship among Loan Parties, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of New York, New York. Such proceeding shall be conducted in New York, New York, with New York rules of evidence and discovery applicable to such proceeding.
(c)In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.12Professional Fees. Each Loan Party promises to pay Agent’s and Lenders’ reasonable, documented out of pocket fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable documented out of pocket attorneys’ fees, UCC searches, filing costs, and other related expenses. In addition, each Loan Party promises to pay any and all reasonable documented out of pocket attorneys’ and other reasonable documented out of pocket professionals’ fees (excluding, for the avoidance of doubt, costs of in-house counsel) and reasonable documented out of pocket expenses incurred by Agent and Lenders in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Loan Party or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Loan Party, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.
11.13Confidentiality. Agent and Lenders acknowledge that items of Collateral and information provided to Agent and Lenders by the Loan Parties are confidential and proprietary information of the Loan Parties (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in connection with the Loan Documents or in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Company, except that Agent and Lenders may disclose any such information:
(a)to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representative and other professional advisors if Agent or Lenders in their reasonable discretion determines that access to such information is needed in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information and in any case are no less restrictive than this Section 11.13;
(b)if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party;
(c)if required or appropriate in any report, statement or testimony required by law or order of any Governmental Authority to be submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency;
(d)if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel;
(e)to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority;
(f)to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence and during the continuance of an Event of Default), or any action or proceeding relating to any Loan Document;

(g)to any participant or assignee of Agent or Lenders or any bona fide prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information which are no are no less restrictive than this Section 11.13;
(h)to any investor or bona fide potential investor in Agent or Lenders; provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information which are no are no less restrictive than this Section 11.13;
(i)otherwise to the extent consisting of general portfolio information that does not identify any Loan Party; or
(j)otherwise with the prior written consent of Company; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
11.14Assignment of Rights. Each Loan Party acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve any Loan Party of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.15Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against a Loan Party for liquidation or reorganization, if such Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of such Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full and final payment to Agent or Lenders in Cash.
11.16Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and the Loan Parties party thereto.
11.18Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Each Loan Party acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.
11.19Publicity. Notwithstanding anything else herein to the contrary, each Loan Party hereby agrees that the Agent and Lender may, at Agent’s or such Lender's sole expense, and without any prior approval by or compensation to such Loan Party, make a public announcement of the transactions contemplated by this Agreement, and may publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party, in each case, (i) to the extent such information is not deemed confidential in accordance with Section 11.13, and (ii) provided that any such logos, trademarks or servicemarks are used in a manner that does not imply any sponsorship or endorsement by any Loan Party and is in any event consistent with the Loan Parties’ own presentations of such logos, trademarks or servicemarks and such use is solely in a manner not intended to or reasonably likely to harm or disparage any Loan Party or the reputation or goodwill of any of them.
11.20Multiple Borrowers. Each Borrower hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.
11.21Managerial Assistance.     Each Loan Party acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Each Loan Party hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting [ ].
11.22Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.23Modifications to Loan Documents. This Agreement and each other Loan Document shall be construed to be in accordance with any and all federal and state statutes, regulations, principles and interpretations including, without limitation, those of the foregoing pertaining to taxes, Medicare, Medicaid or other government programs.  In the event (a) of any change in any federal, state or local laws, rules, regulations, or interpretations of the same, at any time during the term of this Agreement that makes all or any part of this Agreement or any other Loan Document illegal; or (b) any party hereto determines, based upon the advice of counsel that all or any part of this Agreement is illegal, then the parties hereto will negotiate in good faith to amend this Agreement in a manner consistent with applicable laws.
SECTION 12. GUARANTY.
12.1Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to Agent on behalf of the Lenders the due and prompt payment (whether at stated maturity, upon acceleration or otherwise and at all times thereafter), performance and discharge of all Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be increased, amended, extended, renewed or otherwise modified in whole or in part without notice to or consent from such Guarantor, and that such actions will not affect the liability of such Guarantor under this Guaranty. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Secured Obligations. Each Guarantor hereby agrees that it is jointly and severally liable for this Guaranty. This guaranty of the Secured Obligations includes in all cases all such Secured Obligations which arise after the filing of a bankruptcy petition with respect to any Loan Party and all such Secured Obligations which would become due but for the operation of (i) the automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including interest accruing under the Loan Documents after the filing of a bankruptcy petition, whether or not allowed or allowable as a claim in the Insolvency Proceeding. This Guaranty is a guaranty of prompt and punctual payment of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.
12.1Limitation of Liability. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Guaranty will not constitute a fraudulent transfer or conveyance and not be subject to avoidance under any applicable Debtor Relief Law or any state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law.
12.2Term; Reinstatement.
(a)This Guaranty is a continuing guaranty and shall terminate only upon repayment in full of all Secured Obligations (other than Surviving Obligations). If, notwithstanding the foregoing, any Guarantor shall have any nonwaivable right under applicable law or otherwise to terminate or revoke this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until such applicable Lender receives written notice of such termination or revocation. Such notice shall not affect any Lender’s right and power to enforce rights arising prior to receipt thereof. If any Lender makes Advances or takes any other action after such Guarantor’s termination or revocation but prior to receipt of the requisite notice, any such Lender’s rights with respect thereto shall be the same as if such termination or revocation had not occurred.
(b)Each Guarantor’s liability hereunder shall be reinstated and revived, and any Lender’s rights shall continue, if at any time all or part of any payment of any Secured Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the bankruptcy, insolvency or reorganization of Borrower or any other Guarantor or for any other reason, all as though such payment had not been made and this Guaranty shall be reinstated if the Agreement had expired or terminated and all of the Secured Obligations had been satisfied prior to the restoration or return of the payment.
12.3Guaranty Absolute and Unconditional; Waiver of Defenses. The liability of each Guarantor under this Guaranty is irrevocable, continuing, unconditional and absolute and the obligations of each Guarantor under this Guaranty will not be reduced, limited, impaired, discharged, subject to setoff, counterclaim, recoupment, or termination, or otherwise affected for any reason (other than repayment in full of all Secured Obligations (other than Surviving Obligations)), and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) based on or arising out of any defense of any Loan Party or the unenforceability of all or any part of the Secured Obligations or any Loan Document or any related agreement or instrument from any cause, or the cessation from any cause of the liability of any Loan Party or any other Person liable for the Secured Obligations, other than repayment in full of all Secured Obligations (other than Surviving Obligations). Without limiting the foregoing, the obligations of any Loan Party hereunder are not discharged or impaired or otherwise affected by, without limitation: (a) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, change in terms or compromise of any of the Secured Obligations or any other obligation of any Loan Party under any Loan Document, by operation of law or otherwise; (b) any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Secured Obligations; (c) any change in the corporate existence, structure or ownership of any Loan Party or any of its Subsidiaries; (d) any Insolvency Proceeding affecting any Person, or their assets or any resulting release or discharge of any obligation of any Person; (e) the existence of any claim, setoff or other rights which any Loan Party may have at any time against any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (f) any sale, disposition, application of proceeds, taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Secured Obligations; (g) any default in the performance of the Secured Obligations; (h) any failure of any Lender or such Lender’s Affiliates to disclose to any Loan Party any information relating to the business, condition, operations, performance, properties, or prospects of any other Loan Party now or hereafter known to such Person; (i) the release or reduction of liability of any Loan Party, or other guarantor or surety, with respect to the Secured Obligations; (j) the failure of any Loan Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; or (k) any other circumstance (including any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Lender that might vary the risk of any Loan Party or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety (other than repayment in full of all Secured Obligations (other than Surviving Obligations)). Each Loan Party agrees that the payment of all sums payable under the Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to such Loan Party’s liability under this Guaranty.
12.4Waivers and Acknowledgments.
(a)Each Guarantor hereby unconditionally and irrevocably waives (i) any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Secured Obligations, (ii) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor, and any other notice with respect to any of the Secured Obligations and this Guaranty, and any requirement that any Lender protect, secure, perfect, or insure any Lien or any property subject thereto and (iii) any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of such Guarantor under this Guaranty.
(b)Each Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this

Section 12 by such Guarantor are knowingly made and that the Lenders would not enter into the Agreement but for this Guaranty.
(c)Each Guarantor (i) acknowledges and agrees that any Lender will not have any duty to advise of or otherwise disclose any information known to it regarding Borrower’s financial condition or assets or of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations or the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty and (ii) assumes all responsibility for being and keeping itself informed of such circumstances and risks.
(d)Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.
(e)Each Guarantor acknowledges that any Lender may, at its election and without notice to or demand upon such Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with Borrower or any other Loan Party or guarantor, or exercise any other right or remedy available to it against Borrower or any other Loan Party or guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except on the occurrence of the repayment in full of all Secured Obligations (other than Surviving Obligations). Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or other right or remedy of such Guarantor against Borrower or any other Loan Party or guarantor or any Collateral or any other collateral.
12.5Agreement to Pay; Subrogation; Etc. Without limiting any other right that any Lender has at law or in equity against any Loan Party, if any Loan Party fails to pay any Secured Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment, or otherwise, each other Loan Party agrees to promptly pay the amount of such unpaid Obligations to Agent in cash. Each Loan Party hereby waives and no Loan Party shall exercise any rights which it may acquire by reason of any payment made under this Guaranty, whether by way of subrogation, reimbursement or otherwise, in each case, until the prior repayment in full of all Secured Obligations (other than Surviving Obligations). Any amount paid to any Loan Party on account of any payment made under this Guaranty prior to repayment in full of all Secured Obligations (other than Surviving Obligations) shall be held in trust for the benefit of Agent and promptly turned over to Agent. So long as any Secured Obligations remain outstanding, each Loan Party will not take any action or commence any proceeding against any Loan Party, whether in connection with an Insolvency Proceeding or otherwise, to recover any amounts in respect of payments made to any Lender under this Guaranty.

12.6Taxes. For the avoidance of doubt, each Guarantor agrees to observe and perform each of the terms and conditions set forth in Addendum 1 as it relates to such Guarantor in connection with any payments or performance under this Guaranty.
12.7Additional Guarantors. Each Person that is required to become a Guarantor pursuant to Section 7.13 will become a Guarantor, with the same force and effect as if they were originally named as a Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Person of a joinder in form and substance acceptable to Agent. Each reference to “Guarantor” or “Loan Party” (or any words of like import referring to a Guarantor) in this Agreement or any other Loan Document shall also mean such additional Guarantor; and each reference in this Agreement or any other Loan Document to this “Guaranty” or “Agreement” (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by such joinder. No consent of any other Loan Party will be required for the execution and delivery of any such joinder. The rights and obligations of each Loan Party will remain in full force and effect notwithstanding the addition of any Guarantor as a party to this Agreement.
12.8Cumulative Liability. The liability of each Loan Party as a Guarantor under this Section 12 is in addition to and shall be cumulative with all liabilities of such Loan Party to any Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 13. NON-RELIANCE.
Each Lender is (a) is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities and indebtedness; (b) has conducted and relied upon its own due diligence investigation of the Company and its own in-depth analysis of the merits and risks of this Agreement in making its investment decision and has not relied upon any information provided by Moelis & Company, LLC (“Moelis”) or any investigation of the Company conducted by Moelis; and (c) agrees that Moelis shall have no liability to any Lender in connection with entering into this Agreement.
(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.
COMPANY AND ORIGINAL BORROWER:
NeueHealth, Inc.
Signature:    /s/ Jeff Craig_____________
Print Name:    Jeff Craig
Title:        General Counsel and Corporate Secretary

ORIGINAL BORROWERS:
Bright Health Services, Inc.,
Bright Health Management, Inc.,
Bright Health Company of California, Inc.,
Medical Practice Holding Company, LLC
NeueHealth Advantage ACO, LLC
NeueHealth, LLC
NeueHealth Community ACO, LLC
Signature:    /s/ Jeff Craig_____________
Print Name:    Jeff Craig
Title:        Secretary

[Loan and Security Agreement Signature Page]

ORIGINAL BORROWERS:
NeueHealth Collaborative Care, LLC
NeueHealth Premier ACO, LLC
NeueHealth Accountable Care, LLC
NeueHealth Partners, LLC
NeueHealth Partner Services, LLC
NeueHealth Partners of Florida, LLC
NeueHealth Partners of California, LLC
NeueHealth Partners Florida RBE, LLC
Signature:    /s/ Jonathan Bakewicz______
Print Name:    Jonathan Bakewicz
Title:        Secretary

ORIGINAL GUARANTOR:
NeueHealth Partners Texas RBE, LLC
Signature:    /s/ Jeff Craig_____________
Print Name:    Jeff Craig
Title:        Secretary

[Loan and Security Agreement Signature Page]

Accepted in San Mateo, California:
AGENT:
HERCULES CAPITAL, INC.
Signature:    /s/ Seth Meyer___________
Print Name:    Seth Meyer
Title:        Chief Financial Officer
LENDERS:
HERCULES CAPITAL, INC.
Signature:    /s/ Seth Meyer___________
Print Name:    Seth Meyer
Title:        Chief Financial Officer
HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.
BY: Hercules Adviser LLC, its Investment Adviser
Signature:    /s/ Seth Meyer___________
Print Name:    Seth Meyer
Title:        Authorized Signatory
HERCULES PRIVATE CREDIT FUND 1 L.P.
BY: Hercules Adviser LLC, its Investment Adviser
Signature:    /s/ Seth Meyer___________
Print Name:    Seth Meyer
Title:        Authorized Signatory

[Signature page to Loan and Security Agreement]

Table of Addenda, Exhibits and Schedules
Annex A:    Original Borrowers
Annex B:    Original Joint Venture Companies
Annex C:    Original Insurance Subsidiaries
Addendum 1: Taxes; Increased Costs
Addendum 2:    [Reserved]
Addendum 3:    Agent and Lender Terms
Addendum 4:    Multiple Loan Party Terms
Addendum 5: Delivery Instructions
Exhibit A:    Advance Request
        Attachment to Advance Request
Exhibit B:    Name, Locations, and Other Information
Exhibit C:    Patents, Trademarks, Copyrights and Licenses
Exhibit D:    Deposit Accounts and Investment Accounts
Exhibit E:    Compliance Certificate
Exhibit F:    Joinder Agreement
Exhibit G:     Form of Warrant
Exhibit H:    ACH Debit Authorization Agreement
Exhibit I:    [Reserved.]
Exhibit J-1:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1    Commitments

Schedule 1    [Reserved.]

Schedule 1A    Existing Permitted Indebtedness

Schedule 1B    Existing Permitted Investments

Schedule 1C    Existing Permitted Liens

Schedule 5.3    Consents, Etc.

Schedule 5.6 Laws

Schedule 5.8    Tax Matters

Schedule 5.9    Intellectual Property Claims

Schedule 5.10    Intellectual Property

Schedule 5.11    Borrower Products

Schedule 5.13    Employee Loans

Schedule 5.14    Subsidiaries

Schedule 5.16(a) Healthcare Laws

Schedule 5.16(g) ACO REACH Deficit Obligation

Schedule 5.18(a) Material Outstanding Disputes and Liabilities of Insurance Subsidiaries

Schedule 5.18(b) CMS Settlement

Schedule 7.23    Affiliate Transactions

Schedule 9.10(a) Other Obligations

ANNEX A to LOAN AND SECURITY AGREEMENT
ORIGINAL BORROWERS
1.Company
2.Bright Health Services, Inc., a Delaware corporation
3.Bright Health Management, Inc., a Delaware corporation
4.NeueHealth Collaborative Care, LLC, a Delaware limited liability company
5.MPHC
6.MPHC II
7.NeueHealth Advantage ACO, LLC, a Delaware limited liability company
8.NeueHealth Premier ACO, LLC, a Delaware limited liability company
9.NeueHealth Accountable Care, LLC, a Delaware limited liability company
10.NeueHealth Partners, LLC, a Delaware limited liability company
11.NeueHealth, LLC, a Delaware limited liability company
12.NeueHealth Community ACO, LLC, a Delaware limited liability company
13.NeueHealth Partner Services, LLC, a Delaware limited liability company
14.NeueHealth Partners of Florida, LLC, a Delaware limited liability company
15.NeueHealth Partners of California, LLC, a Delaware limited liability company
16.NeueHealth Partners Florida RBE, LLC, a Delaware limited liability company

ANNEX B to LOAN AND SECURITY AGREEMENT
ORIGINAL JOINT VENTURE COMPANIES
1.Joint Venture Companies
(a)PMAF
(b)CMH
2.Subsidiaries of Joint Venture Companies
(a)NeueHealth Partners of Central Florida, LLC, a Delaware limited liability company
(b)Premier Specialty Care, LLC, a Delaware limited liability company
(c)Med Care Centers, LLC, a Florida limited liability company
(d)Med Care Express, LLC, a Florida limited liability company
(e)Centrum Pharmacy, LLC, a Delaware limited liability company
(f)Medlife Wellness Centers, LLC, a Florida limited liability company
(g)Centrum Specialty Network, LLC, a Florida limited liability company
(h)Centrum Health IP, LLC, a Delaware limited liability company
(i)Centrum Medical Holdings of Texas, LLC, a Delaware limited liability company
(j)Med Plan Clinic, LLC, a Florida limited liability company
(k)Medcare Quality Medical Centers, LLC, a Florida limited liability company
(l)Centrum Medical Center – Airport, LLC, a Florida limited liability company
(m)Centrum Medical Center – East Hialeah, LLC, a Florida limited liability company
(n)Centrum Medical Center – West Hialeah, LLC, a Florida limited liability company
(o)Centrum Medical Center – Miami Gardens, LLC, a Florida limited liability company
(p)Centrum Medical Center –South Dade, LLC, a Florida limited liability company
(q)Centrum Medical Center – Westchester, LLC, a Florida limited liability company
(r)Centrum Medical Center – Little Havana 27 Ave, LLC, a Florida limited liability company
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(s)Centrum Medical Center – Little Havana 12 Ave, LLC, a Florida limited liability company
(t)Centrum Medical Centers of Coral Springs, LLC, a Florida limited liability company
(u)Centrum Medical Centers of Margate, LLC, a Florida limited liability company
(v)Centrum Medical Centers of Davie, LLC, a Florida limited liability company
(w)Centrum Medical Centers of Hallandale, LLC, a Florida limited liability company
(x)Centrum Medical Centers of Lighthouse Point, LLC, a Florida limited liability company
(y)Centrum Medical Centers of Fort Lauderdale, LLC, a Florida limited liability company
(z)Centrum Medical Centers of Sheridan, LLC, a Florida limited liability company
(aa)Centrum Medical Centers of Miramar, LLC, a Florida limited liability company
(ab)Centrum Medical Center – Homestead, LLC, a Florida limited liability company
(ac)Quantum Inpatient Medical Services, LLC, a Florida limited liability company

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ANNEX C to LOAN AND SECURITY AGREEMENT
ORIGINAL INSURANCE SUBSIDIARIES
1.BHCF
2.BHCI
3.BHCT
4.Bright Health Company of Arizona, an Arizona corporation
5.Bright Health Company of Georgia, a Georgia domestic insurance company
6.Bright Health Company of North Carolina, a North Carolina corporation
7.Bright Health Company of South Carolina, Inc., a South Carolina corporation
8.Bright Health Insurance Company, a Colorado corporation
9.Bright Health Insurance Company of New York, a New York corporation
10.Bright Health Insurance Company of Ohio, Inc., an Ohio corporation
11.Bright Health Insurance Company of Tennessee, a Tennessee corporation
12.True Health New Mexico, Inc., a New Mexico corporation

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT
TAXES; INCREASED COSTS
1.Defined Terms. For purposes of this Addendum 1:
a.“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.
c.“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related laws, regulations or official administrative practices) implementing the foregoing.
d.“Foreign Lender” means a Lender that is not a U.S. Person.
e.“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
f.“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the
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jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
g.“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
h.“Recipient” means Agent or any Lender, as applicable.
i.“Withholding Agent” means Borrower and Agent.
2.Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.Payment of Other Taxes by Borrower. Without duplication of other amounts payable by Borrower under this Addendum 1, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
4.Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate describing the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to hold Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay
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in paying, any and all excise, sales or other similar Taxes (other than Excluded Taxes of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral.
5.Indemnification by Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lenders from any other source against any amount due to Agent under this Section 5.
6.Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
7.Status of Lenders.
a.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times prescribed by applicable law or reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent, including IRS Form W-9, as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
b.Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
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i.any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its beneficial owner;
ii.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
A.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.executed copies of IRS Form W-8ECI;
C.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
D.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a
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partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
iii.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
iv.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the Closing Date.
a.Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
b.To the extent legally permissible, (i) in the event that Agent is a U.S. Person, Agent shall deliver an IRS Form W-9 to Borrower and (ii) if Agent is not a U.S. Person, Agent shall deliver to Borrower the applicable IRS Form W-8 certifying its exemption or reduction from U.S. withholding Taxes with respect to amounts payable hereunder, on or prior to the date Agent becomes a party to this Agreement. Upon reasonable request of Borrower, Agent shall provide updated documentation previously provided (or a successor form thereto), provided that the Agent
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acknowledges that such request shall be considered reasonable when any documentation previously delivered has expired or become obsolete or invalid.
8.Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
9.Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan Advance or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
10.Mitigation Obligations. If any Lender requests compensation under Section 9 of this Addendum 1 or otherwise requires that the Borrower pay any Indemnified Taxes to any Lender or Governmental Authority pursuant to this Addendum 1, then at the request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Addendum 1 in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
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The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
11.Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT
[Reserved]

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT
Agent and Lender Terms
(a)Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and irrevocably authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement, and it may perform such duties by or through its agents, representatives or employees. In performing its duties on behalf of Lenders, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Lender or by or on behalf of any Loan Party to Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein, as to the use of the proceeds of the Term Loan Advances, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall not be responsible for insuring the Collateral or for the payment of any Taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Agent enters into possession of a part or all of the Collateral, in which event Agent shall preserve the part in its possession. Unless the officers of Agent acting in their capacity as officer of Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default.
(b)Neither Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (a) would subject Agent to a Tax in a jurisdiction where it is not then subject to a Tax or (b) would require Agent to qualify to do business in any jurisdiction where it is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity. With respect to its participation in the Loan Agreement hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term “Lender” or “Lenders” or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity.
(c)Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of e-mail, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(d)Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
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(e)To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Section 10.2, a Lender (the “Indemnified Lender”) shall be indemnified by the other Lender (an “Indemnifying Lender”), on a several basis in proportion to each Lender’s pro rata portion of the Term Commitment, and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender’s pro rata share of the following items (an “Indemnified Payment”):
(i)all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement or the Loan Agreement, including reasonable legal expenses and attorneys’ fees; provided, that the Indemnified Lender shall consult with the other Lender regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be “Claims” hereunder notwithstanding any disagreement by the other Lender as to their incurrence; and
(ii)from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder;
provided, however, that the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment, except to the extent that the Indemnified Lender paid more than its ratable share of such payment. All Indemnified Payments as set forth in this clause (e) to an Indemnified Lender are intended to be paid ratably by the other Lender.
(f)Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(g)Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:
(i)be subject to any fiduciary, advisory or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the
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opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and
(iii)except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.
(h)In connection with any lawful exercise of Enforcement Actions hereunder, neither any Agent nor any Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own fraud, gross negligence or willful misconduct with respect to such actions or its obligations under this Agreement.
(i)Each Lender and Agent may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender and Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender or Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.
(j)Each Lender agrees that it will make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making of Term Loan Advances pursuant to the Loan Agreement and has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties. Neither Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto whether coming into its possession before the Closing Date or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders by the Loan Parties.
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ADDENDUM 4 to LOAN AND SECURITY AGREEMENT
Multiple Loan Party Terms
(a)Loan Party’s Agent. Each Loan Party hereby irrevocably appoints Company as its agent, attorney-in-fact and legal representative for all purposes, including (i) for each Borrower, requesting disbursement of the Term Loan, and (ii) for each Loan Party, (A) receiving account statements and other notices and communications to Loan Parties (or any of them) from Agent or any Lender, and (B) to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without reference to or the consent of such Loan Party, with such Loan Party to be bound as though such Loan Party itself had executed or made the agreements or effected the amendments, supplements or variations. Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advances, disbursement instruction, report, information or any other notice or communication made or given by Company, whether in its own name or on behalf of one or more of the other Loan Parties, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Loan Party as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Loan Parties’ obligations hereunder be affected thereby. Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by Company or given to Company under any Loan Document on behalf of another Loan Party or in connection with any Loan Document (whether or not known to any other Loan Party and whether occurring before or after such other Loan Party became an Loan Party under any Loan Document) shall be binding for all purposes on that Loan Party as if that Loan Party had expressly made, given or concurred with it.
(b)Waivers. Each Loan Party hereby waives with respect to the Secured Obligations incurred by any other Loan Party: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, such other Loan Party or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to such other Loan Party, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of such other Loan Party or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of such other Loan Party or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of such other Loan Party or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Loan Party
5

or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against such other Loan Party or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid and discharged in full (other than Surviving Obligations), nothing shall discharge or satisfy the liability of any Loan Party hereunder except the full performance and payment of all of the Secured Obligations (other than Surviving Obligations). If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Loan Party), then and in any such event, each Loan Party agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Loan Party, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Loan Party shall be and remain liable to Agent and Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Loan Party hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Loan Party, and all rights of recourse to any assets or property of any other Loan Party, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Loan Party may have under any present or future document or agreement with any other Loan Party or other person, and including (but not limited to) any of the foregoing rights which any Loan Party may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c)Consents. Each Loan Party hereby consents and agrees that, without notice to or by Loan Party (except any notices expressly required by the Loan Documents) and without affecting or impairing in any way the obligations or liability of Loan Party hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Loan Party or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or
6

all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Loan Parties or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of the Loan Parties; (v) apply any sums received in respect of the Secured Obligations from any other Loan Party, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to the Secured Obligations that are then due and payable. Each Loan Party consents and agrees that Agent shall be under no obligation to marshal any assets in favor of the Loan Parties, or against or in payment of any or all of the Secured Obligations. Each Loan Party further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)Independent Liability. Each Loan Party hereby agrees that one or more successive or concurrent actions may be brought hereon against such Loan Party, in the same action in which any other Loan Party may be sued or in separate actions, as often as deemed advisable by Agent. Each Loan Party is fully aware of the financial condition of each other Loan Party and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Loan Party is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Loan Party represents and warrants that it is in a position to obtain, and each Loan Party hereby assumes full responsibility for obtaining, any additional information concerning any other Loan Party’s financial condition and any other matter pertinent hereto as such Loan Party may desire, and such Loan Party is not relying upon or expecting Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.
(e)Subordination. All Indebtedness of a Loan Party now or hereafter arising held by another Loan Party is subordinated to the Secured Obligations and the Loan Party holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

7

ADDENDUM 5 to LOAN AND SECURITY AGREEMENT
Delivery Instructions
The Compliance Certificate shall be uploaded and executed via Lumonic1. All other financial reports required to be furnished to Agent pursuant to Section 7.1 shall be submitted via Lumonic.
The Compliance Certificate and other financial reports required to be furnished to Agent pursuant to Section 7.1 may be sent to [ ] with a copy to [ ], should access to Lumonic be temporarily unavailable.

1 All references to Lumonic shall be interpreted as the Portfolio Management Software currently in use by Agent. Lumonic can be reached at the following URL: https://lumonic.com/
8

EXHIBIT A
ADVANCE REQUEST
To:     Agent:    Date:        __________, 202[ ]
Hercules Capital, Inc. (“Agent”)
    1 North B Street, Suite 2000
    San Mateo, CA 94401
    email: [ ]
    Attn:
Neuehealth, Inc., a Delaware corporation (the “Company”), on behalf of all Borrowers, hereby requests Agent to cause Lenders to make a[Tranche 1] [Tranche 2] [Tranche 3] [Tranche 4] Advance in the amount of _____________________ Dollars ($________________) (the “Advance Amount”) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement between (among others) Borrower, Agent and Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.
Please:
(a)    Issue a check payable to Company    ________
or
(b)    Wire Funds to Company’s account    ________
    Bank: _____________________________
    Address: _____________________________
     _____________________________
    ABA Number: _____________________________
    Account Number: _____________________________
    Account Name: _____________________________
    Contact Person: _____________________________
    Phone Number
    To Verify Wire Info: _____________________________
    Email address: _____________________________

Company, on behalf of Borrower, represents that the conditions precedent to the Advance set forth in the Agreement shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and after giving effect in all cases to any standard(s) of materiality as to such representations and warranties; and

(iii) that as of the Advance Date, no Default or Event of Default has occurred and is continuing. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lenders may decline to fund the requested Advance.
Company, on behalf of Borrower, hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
[Company hereby authorizes Agent to deduct an amount from the proceeds of this Advance to be applied towards the payment of the Tranche Facility Charge applicable to this Advance.]2
Company agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
[REMAINDER OF PAGE INTENTIONALLY BLANK]
This Advance Request is duly executed as of the date set forth above.
COMPANY: NEUEHEALTH, INC., on behalf of all Borrowers
SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________

2 Applicable for any Advance other than a Tranche 1 Advance.
2

ATTACHMENT TO ADVANCE REQUEST
Dated: _______________________
[Company’s current legal name and organizational status [have not changed since last provided to Agent][have changed since last provided to Agent as follows:
Legal Name:    [ ]
Type of organization:    [ ]
State of organization:    [ ]
Organization file number:    [ ]]
The street addresses, cities, states and postal codes of Company’s current chief executive office locations or principal place of business [have not changed since last provided to Agent][have changed since last provided to Agent as follows:]
[ ò ]]
3

EXHIBIT B
NAME, LOCATIONS, AND OTHER INFORMATION
1. Borrower represents and warrants to Agent that Borrower’s current legal name and organizational status as of the Closing Date is as follows:
Legal Name:    NeueHealth, Inc.
Type of organization:    Corporation
State of organization:    Delaware
Organization file number:    5800109
Borrower’s fiscal year ends on December 31
Borrower’s federal employee tax identification number is: 47-4991293
2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:
Legal Name: Bright Health Group, Inc.
Used during dates of: 2021 - 2024
Type of Organization:    Corporation
State of organization: Delaware
Organization file Number: 5800109
Borrower’s fiscal year ends on December 31
Borrower’s federal employer tax identification number is: 47-4991293
Legal Name: Bright Health, Inc.
Used during dates of: 2016 - 2021
Type of Organization:    Corporation
State of organization: Delaware
Organization file Number: 5800109
Borrower’s fiscal year ends on December 31
Borrower’s federal employer tax identification number is: 47-4991293
3. Borrower represents and warrants to Agent that its chief executive office is located at 9250 NW 36th Street, Suite 420, Doral, FL 33178.

EXHIBIT C
PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Trademarks/Trademark Applications
Registered Owner	Mark	Serial/Registration Number	Country
[ ]	[ ]	[ ]	[ ]

EXHIBIT D
DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS
The following are all financial institutions at which Company and its Subsidiaries maintain Deposit Accounts:

Institution Name	Branch Address	Account Number	Account Purpose	Name of Account Owner
[ ]	[ ]	[ ]	[ ]	[ ]

The following are all financial institutions at which Company and its Subsidiaries maintain securities accounts:
NONE.

EXHIBIT E
COMPLIANCE CERTIFICATE
Hercules Capital, Inc. (as “Agent”)
1 North B Street, Suite 2000
San Mateo, CA 94401
Reference is made to that certain Loan and Security Agreement dated [ ], 2024 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (“Agent”), the several banks and other financial institutions or entities from time to time party thereto (each, a “Lender” and, collectively, “Lenders”), Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), and each Guarantor from time to time party thereto. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of Company, knowledgeable of all Company financial matters, and is authorized, on behalf of Company, to provide certification of information regarding Company; hereby certifies, on behalf of Company, that:
(a)Company is in compliance for the period ending ___________ of all covenants, conditions and terms of the Loan Agreement;
(b) other than as described below (provided that the exceptions noted below shall not apply to an earlier date and shall not cure any Default or Event of Default arising from any false or incorrect misrepresentations and warranties previously made),all representations and warranties contained in the Loan Agreement are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties; and
(c)any financial statements delivered with this Compliance Certificate are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments and for which monthly statements, do not contain certain non-cash items that are customarily included in quarterly and annual financial statements) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days	[N/A][x]

Interim Financial Statements	Quarterly within 45 days	[N/A][x]
Joint Venture Company Interim Financial Statements	Quarterly within 45 days	[N/A][x]
Audited Financial Statements	FYE within 90 days	[N/A][x]

ACCOUNTS OF LOAN PARTIES AND THEIR SUBSIDIARIES AND AFFILIATES
The undersigned hereby also confirms, on behalf of Company, that the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Loan Party or their Subsidiary/Affiliate, as applicable.
Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.
Each Excluded Account is designated below with a “**”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
LOAN PARTY Name/Address:
1
2
3
4
5
6
7

SUBSIDIARY Name/Address

1
2
3
4
5
6
7

The following disclosures are made in relation to the representations and warranties in the Loan Documents:[        ]

Name of Test	Required Level	Actual Level	In Compliance Y/N?
Minimum Cash Covenant	$15,000,000
Minimum Adjusted EBITDA Covenant	See Section 7.21(b)
INSURANCE POLICIES OF COMPANY AND ITS SUBSIDIARIES

[with Compliance Certificate delivered with annual statements unless delivered during the previous 12 months] (A) a summary of insurance, showing any changes to the insurance policies required to be maintained in accordance with Section 6.1, and (B), renewal statements (including renewed certificates of insurance) and copies of the insurance policies of Company and its Subsidiaries

Very Truly Yours,
NEUEHEALTH, INC.
By:    ____________________________
Name: _____________________________
Its:    ____________________________

EXHIBIT F
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A.Subsidiary’s Affiliate, Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower and each Additional Borrower prior to the date of this Joinder Agreement (together with Company and each Original Borrower, individually or collectively, as the context may require, “Existing Borrower”), and each Guarantor from time to time party thereto has entered into that certain Loan and Security Agreement dated [ ], 2024, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, “Lenders”), each other Borrower that is party thereto, and Agent, (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and
B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Existing Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:
1.The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2. By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were [Borrower][Guarantor] (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Existing Borrower’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Existing Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Existing Borrower and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i)

Agent’s providing notice to Existing Borrower in accordance with the Loan Agreement or as otherwise agreed among Existing Borrower, Agent and Lenders shall be deemed provided to Subsidiary; (ii) [Lenders’ providing an Advance to Existing Borrower shall be deemed an Advance to Subsidiary; and (iii)]3 Subsidiary shall have no right to request an Advance or make any other demand on Lenders.
3.[Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.]9
Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses (other than the defense of payment in full) to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.
5.As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to its Collateral.
6.This Joinder Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
3 Not required if Subsidiary will join as a Guarantor.

[SIGNATURE PAGE TO JOINDER AGREEMENT]
SUBSIDIARY:
_________________________________.

    By:
    Name:
    Title:
    Address:

    Telephone: ___________
    email: ____________
AGENT:
HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [ ]
Telephone: [ ]

EXHIBIT G
[RESERVED]

EXHIBIT H
ACH DEBIT AUTHORIZATION AGREEMENT
Hercules Capital, Inc.
1 North B Street, Suite 2000
San Mateo, CA 94401
Re: Loan and Security Agreement dated [__________], 2024 (the “Agreement”) by and among Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), each Guarantor from time to time party thereto, Hercules Capital, Inc., as administrative agent and collateral agent (“Agent”) and the lenders party thereto (collectively, the “Lenders”)
In connection with the above referenced Agreement, Borrower hereby authorizes Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) reasonable documented out-of-pocket legal fees and costs incurred by Agent or Lenders pursuant to Section 11.12 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER
This authority will remain in full force and effect so long as any amounts are due under the Agreement.
____________________________________________
(Company, on behalf of each Borrower)
By: _________________________________________
Name: _________________________________________
Date: ________________________________________

EXHIBIT I
[RESERVED.]

EXHIBIT J-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of [__________], 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among by and among Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower, and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), each Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF LENDER]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT J-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of [__________], 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among by and among Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower, and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), each Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF PARTICIPANT]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT J-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of [__________], 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among by and among Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower, and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), each Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF PARTICIPANT]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

EXHIBIT J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of [__________], 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among by and among Neuehealth, Inc., a Delaware corporation (“Company”), each other Original Borrower, and each Additional Borrower (together with Company and each Original Borrower, individually or collectively, as the context may require, “Borrower”), each Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___        [NAME OF LENDER]

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

SCHEDULE 1.1
COMMITMENTS

LENDERS	TRANCHE 1 COMMITMENT	TRANCHE 2 COMMITMENT	TRANCHE 3 COMMITMENT	TRANCHE 4 COMMITMENT*
HERCULES CAPITAL, INC.	$24,750,000	$20,625,000	$37,125,000	$50,000,000
HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.	$3,000,000	$2,500,000	$4,500,000	$0
HERCULES PRIVATE CREDIT FUND 1 L.P.	$2,250,000	$1,875,000	$3,375,000	$0
TOTAL COMMITMENTS	$30,000,000	$25,000,000	$45,000,000	$50,000,000

* Subject to the terms and conditions of this Agreement (including approval by the Lenders’ investment committee(s) in their sole discretion).